Exhibit 1.1

                                                                 EXECUTION COPY

                             UNDERWRITING AGREEMENT

                             dated November 24, 2006

                            GRANITE MASTER ISSUER PLC

                                       and

                                NORTHERN ROCK PLC

                                       and

                        GRANITE FINANCE FUNDING 2 LIMITED

                                       and

                        GRANITE FINANCE TRUSTEES LIMITED

                                       and

                          DEUTSCHE BANK SECURITIES INC.

                                       and

                              LEHMAN BROTHERS INC.

                                       and

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                       and

                              BARCLAYS CAPITAL INC.

                                       and

                        CITIGROUP GLOBAL MARKETS LIMITED

                                       and

                          J. P. MORGAN SECURITIES INC.

                                       and

                   MORGAN STANLEY & CO. INTERNATIONAL LIMITED

                                       and

                               UBS SECURITIES LLC

                      relating to GRANITE MASTER ISSUER PLC

        U.S. $650,000,000 Series 2006-4 Class A1 Notes due December 2030

        U.S. $704,300,000 Series 2006-4 Class A4 Notes due December 2054

       U.S. $1,130,000,000 Series 2006-4 Class A6 Notes due December 2054

         U.S. $60,600,000 Series 2006-4 Class B1 Notes due December 2054

         U.S. $47,800,000 Series 2006-4 Class M1 Notes due December 2054

         U.S. $10,000,000 Series 2006-4 Class M2 Notes due December 2054

         U.S. $32,600,000 Series 2006-4 Class C1 Notes due December 2054

         U.S. $15,000,000 Series 2006-4 Class C2 Notes due December 2054



                                  SIDLEY AUSTIN
                                WOOLGATE EXCHANGE
                              25 BASINGHALL STREET
                                LONDON, EC2V 5HA
                             TELEPHONE 020 7360 3600
                             FACSIMILE 020 7626 7937

                                    CONTENTS


Clause                                                                                                    Page





1.       Agreement to Issue and Subscribe....................................................................5
2.       Stabilization.......................................................................................8
3.       Agreements by the Underwriters......................................................................9
4.       Listing............................................................................................16
5.       Representations and Warranties of the Master Issuer................................................17
6.       Representations and Warranties of Funding 2 and the Mortgages Trustee..............................23
7.       Representations and Warranties of NRPLC............................................................28
8.       Covenants of the Master Issuer, Funding 2, the Mortgages Trustee and NRPLC.........................31
9.       Conditions Precedent...............................................................................40
10.      Expenses...........................................................................................44
11.      Indemnification....................................................................................45
12.      Termination........................................................................................49
13.      Survival of Representations and Obligations........................................................50
14.      Notices............................................................................................51
15.      Time...............................................................................................52
16.      Non Petition and Limited Recourse..................................................................52
17.      Governing Law and Jurisdiction.....................................................................53
18.      Counterparts.......................................................................................54
19.      Authority of the Lead Underwriters.................................................................54
20.      Successors.........................................................................................54

Schedule 1 ................................................................................................S-1

THIS UNDERWRITING AGREEMENT (this "Agreement") is made as of November 24, 2006

BETWEEN:

(1) GRANITE MASTER ISSUER PLC, a public limited company incorporated under the laws of England and Wales, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the "Master Issuer");

(2) NORTHERN ROCK PLC, a public limited company incorporated under the laws of England and Wales, whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL ("NRPLC");

(3) GRANITE FINANCE FUNDING 2 LIMITED, a private limited company incorporated under the laws of England and Wales, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX ("Funding 2");

(4) GRANITE FINANCE TRUSTEES LIMITED, a private limited company incorporated under the laws of Jersey, Channel Islands, whose registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands (the "Mortgages Trustee");

(5) DEUTSCHE BANK SECURITIES INC., a Delaware corporation, whose registered office is at 60 Wall Street, New York, New York 10005, LEHMAN BROTHERS INC., a corporation organized under the laws of the State of Delaware, whose registered office is at 2711 Centerville Road, Wilmington, Delaware 19808, and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a corporation organized under the laws of the State of Delaware, whose registered office is at c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 (the "Lead Underwriters"); and

(6) BARCLAYS CAPITAL INC., a corporation organized under the laws of the State of Connecticut, whose registered office is at 200 Park Avenue, New York, New York 10166, CITIGROUP GLOBAL MARKETS LIMITED, a limited liability company incorporated under the laws of England and Wales, whose registered office is at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, J.P. MORGAN SECURITIES INC., a corporation organized under the laws of the State of New York, whose registered office is at 270 Park Avenue, New York, New York 10019, MORGAN STANLEY & CO. INTERNATIONAL LIMITED, a private limited company incorporated under the laws of England and Wales, whose registered office is 25 Cabot Square, Canary Wharf, London E14 4QA and UBS SECURITIES LLC, a limited liability company organized under the laws of the State of Delaware, whose registered office is at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 (together with the Lead Underwriters, the "Underwriters" and each an "Underwriter").

WHEREAS:

(A) The Master Issuer proposes to issue and sell to the Underwriters the mortgage-backed notes of the series and class specified in Schedule 1 hereto and described in Clause 1.3 hereof (the "US Notes" as set forth on the cover page of the Prospectus Supplement).

(B) The US Notes will be issued in U.S. dollars and in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The US Notes will be issued on the date and at the time specified in the Prospectus Supplement, which date and time may be changed by agreement between the Master Issuer and the Lead Underwriters on behalf of the Underwriters (such date and time of delivery of and payment for such US Notes being hereinafter referred to as the "Closing Date"). The issue of the US Notes is referred to in this Agreement as the "Issue".

(C) Simultaneously with the Issue, the Master Issuer intends to issue other classes and series of notes (the "Reg S Notes", and together with the US Notes, the "Notes") specified in the subscription agreement dated as of the date hereof (the "Subscription Agreement") among the Master Issuer, NRPLC, Funding 2, the Mortgages Trustee and the respective dealers named therein (the "Dealers"). Such Dealers have agreed to subscribe and pay for the Reg S Notes upon the terms and subject to the conditions contained in the Subscription Agreement and the programme agreement dated as of January 19, 2005 (the "Programme Date"), as amended by a Deed of Amendment dated August 26, 2005, among the Master Issuer, NRPLC, Funding 2, the Mortgages Trustee and the respective dealers named therein (the "Programme Agreement").

(D) The Notes will be constituted by, issued subject to and have the benefit of a supplemental trust deed to the Issuer Trust Deed (the "Supplemental Issuer Trust Deed") to be entered into on or before the Closing Date between the Master Issuer and The Bank of New York, London Branch as trustee for the Noteholders (the "Note Trustee").

(E) The Notes (together with the Master Issuer's obligations to its other creditors) will be secured by the benefit of security interests created under a deed of charge and assignment by way of security dated the Programme Date, which includes any deed of accession entered into in connection therewith or supplement thereto (the "Issuer Deed of Charge") by the Master Issuer, The Bank of New York (in its separate capacities as the Note Trustee and the Issuer Security Trustee), Citibank, N.A. (in its separate capacities as the Principal Paying Agent, the US Paying Agent, the Registrar, the Transfer Agent, an Issuer Account Bank and the Agent
     Bank), NRPLC (in its separate capacities as the Issuer Cash Manager, the Issuer GIC Provider, an Issuer Account Bank and the Start-up Loan Provider), and Law Debenture Corporate Services Limited in its capacity as the Corporate Services Provider. The deed of accession to the Issuer Deed of Charge to be entered into on the Closing Date is herein referred to as the "Issuer Deed of Accession".

(F) Payments of principal of, and interest on, the US Notes will be made by the Master Issuer to the US Paying Agent and by the US Paying Agent to
      Noteholders on behalf of the Master Issuer under a paying agent and agent bank agreement entered into on or before the Programme Date (the "Issuer Paying Agent and Agent Bank Agreement") among the Master Issuer, the Note Trustee, the Issuer Security Trustee, the Agent Bank, the Principal
     Paying Agent, the US Paying Agent, the Transfer Agent and the Registrar.

(G) Each class of the US Notes will be in fully registered permanent global form. The Registrar will maintain a register in respect of the US Notes in accordance with the Issuer Paying Agent and Agent Bank Agreement. The global note certificates representing the US Notes (the "Dollar Global Note Certificates") will be deposited on behalf of the beneficial owners of the US Notes with Citibank N.A. in New York, as custodian for, and registered in the name of Cede & Co. as nominee of, The Depository Trust Company ("DTC").

(H) The Master Issuer will use an amount in Sterling equal to the gross proceeds of the Issue as well as an amount in Sterling equal to the gross proceeds of the Reg S Notes issue to make advances (each a loan tranche) to Funding 2 pursuant to the terms of the global intercompany loan agreement entered into on or before the Programme Date among the Master Issuer, Funding 2, the Agent Bank and The Bank of New York, London Branch in its capacity as security trustee (the "Funding 2 Security Trustee") (the "Global Intercompany Loan Agreement" and each loan tranche made thereunder, a "Loan Tranche"). Reference to the

     Global Intercompany Loan Agreement shall include reference to a loan tranche supplement in respect of the Global Intercompany Loan Agreement to be entered into on or about the Closing Date among Funding 2, the Master Issuer, the Funding 2 Security Trustee and the Agent Bank, as amended, restated, novated, verified or supplemented from time to time and shall include any additional and/or replacement intercompany loan terms and conditions entered into from time to time in accordance with the Legal Agreements.

(I) Funding 2 will pay the proceeds of each Loan Tranche to the Mortgages Trustee (or to its order) in consideration for the increase of its beneficial share of a trust portfolio made up of, amongst other things, first residential mortgage loans (the "Mortgage Loans") and an interest in the related insurances and their related security (together, the "Related Security").

(J) On March 26, 2001, NRPLC assigned the initial portfolio of Mortgage Loans and their Related Security to the Mortgages Trustee and may assign further Mortgage Loans on subsequent assignment dates pursuant to a mortgage sale agreement dated March 26, 2001 among NRPLC, the Mortgages Trustee, Funding 2 and the Funding 2 Security Trustee (the "Mortgage Sale Agreement"). Each of the Mortgages Trustee and Funding 2 has appointed NRPLC as administrator to service the Mortgage Loans and their Related Security pursuant to an Administration Agreement dated March 26, 2001 (the "Administration Agreement").

(K) The Mortgages Trustee holds the Mortgage Loans and their Related Security on a bare trust in undivided shares for the benefit of Funding, Funding 2 and NRPLC pursuant to the mortgages trust deed dated March 26, 2001 entered into by NRPLC, Funding, Funding 2 and the Mortgages Trustee (the "Mortgages Trust Deed"). The Mortgages Trustee also entered into a guaranteed investment contract dated on or about May 26, 2004 in respect of its principal bank account (the "Mortgages Trustee Guaranteed Investment Contract"), among the Mortgages Trustee, the Security Trustee, the Cash Manager and NRPLC (in its capacity as the Mortgages Trustee GIC Provider).

(L) Funding 2's obligations to the Master Issuer under the Global Intercompany Loan Agreement and to Funding 2's other creditors are secured by the benefit of security interests created by a deed of charge and assignment dated the Programme Date, which will include any deed of accession to be entered into in connection therewith or supplement thereto (the "Funding 2 Deed of Charge"), by and among Funding 2, the Master Issuer, the Mortgages Trustee, the Funding 2 Security Trustee, the Issuer Security Trustee, Law Debenture Corporate Services Limited and NRPLC (in its separate capacities as Cash Manager, Account Bank, Funding 2 Basis Rate Swap Provider and Funding 2 GIC Provider).

(M) In connection with Funding 2's purchase of a beneficial interest in a mortgage portfolio and the issue of certain notes by the Master Issuer, Funding 2, in addition to the documents described above, entered into on the Programme Date (1) a cash management agreement with the Cash Manager, the Mortgages Trustee, the Seller, Funding and the Funding 2 Security Trustee (the "Cash Management Agreement"); (2) a bank account agreement with the Account Banks, the Funding 2 Security Trustee and the Cash Manager (the "Funding 2 Bank Account Agreement"); (3) a guaranteed investment contract with, inter alios, NRPLC as Funding 2 GIC Provider and Cash Manager and the Funding 2 Security Trustee (the "Funding 2 Guaranteed Investment Contract"); (4) a corporate services agreement (the "Corporate Services Agreement") with, inter alios, Law Debenture Corporate Services Limited as corporate services provider to Funding 2 and the Master Issuer; and (5) an ISDA Master Agreement including the Schedule thereto and confirmations thereunder in the respect of the Funding 2 (mortgage rates) basis rate swap and Funding 2 (LIBOR rate) basis rate swap with Funding 2, the Basis Rate Swap Provider and the Note Trustee (the "Basis Rate Swap Agreements").

(N) In connection with the Issue, the Master Issuer will also execute and deliver, on or before the Closing Date, (1) the Global Note Certificates relating to each class of the Notes; (2) a start-up loan tranche supplement with the Start-up Loan Provider and the Issuer Security Trustee (the "Start-Up Loan Tranche Supplement"); (3) an ISDA Master Agreement, including the Schedule thereto and confirmations thereunder in respect of Dollar/Sterling currency swaps with the relevant Issuer Swap Provider(s) and the Note Trustee (the "Dollar Currency Swap Agreements"); and (4) an ISDA Master Agreement, including the Schedule thereto and confirmations thereunder in respect of Euro/Sterling currency swaps with the relevant Issuer Swap Provider(s) and the Note Trustee (the "Euro Currency Swap Agreements" and together with the Dollar Currency Swap Agreements, the "Currency Swap Agreements").

(O) In connection with the Issue, the Master Issuer has executed and delivered, on or before the Programme Date, (1) the Corporate Services Agreement; (2) a cash management agreement between the Master Issuer, the Issuer Cash Manager and the Issuer Security Trustee (the "Issuer Cash Management Agreement"); (3) a bank account agreement between the Master Issuer, the Issuer Security Trustee, the Issuer Cash Manager, the Issuer GIC Account Bank and the Issuer Transaction Account Bank (the "Issuer Bank Account Agreement"); (4) a post-enforcement call option agreement (the "Post-Enforcement Call Option Agreement") between the Master Issuer, the Note Trustee and GPCH Limited; and (5) a start-up loan agreement with the Start-up Loan Provider, the Master Issuer and the Issuer Security Trustee (the "Start-Up Loan Agreement").

(P) As required, the Master Issuer, Funding 2, the Mortgages Trustee and/or NRPLC will enter into any other relevant documents to be signed and delivered on or before the Closing Date (such documents, together with the Mortgage Sale Agreement, the Mortgages Trust Deed, the Administration Agreement, the Mortgages Trustee Guaranteed Investment Contract, the Global Intercompany Loan Agreement, the Post-Enforcement Call Option Agreement, the Funding 2 Guaranteed Investment Contract, the Cash Management Agreement, the Funding 2 Bank Account Agreement, the Collection Bank Agreement, the Start-up Loan Agreement, the Start-up Loan Tranche Supplement, the Funding 2 Deed of Charge, the Basis Rate Swap Agreements, the Issuer Deed of Charge (as amended by the Issuer Deed of Accession), the Supplemental Issuer Trust Deed, the Issuer Cash Management Agreement, the Issuer Paying Agent and Agent Bank Agreement, the Issuer Bank Account Agreement, the Corporate Services Agreement, the Currency Swap Agreements, this Agreement, the Programme Agreement and the Subscription Agreement, each as they have been or may be amended, restated, varied or supplemented from time to time are collectively referred to herein as the "Legal Agreements").

(Q) The Master Issuer (together with Funding 2 and the Mortgages Trustee) has prepared a registration statement on Form S-3, including a prospectus relating to the US Notes and additional series of notes, for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offering and sale thereof from time to time in accordance with Rule 415 under the Securities Act. At or prior to the time when sales to purchasers of the US Notes were first made by the Underwriters, which was approximately 3:00 p.m. (London time) on November 22, 2006 (the "Time of Sale"), the Master Issuer (together with Funding 2 and the Mortgages Trustee) had prepared the following information (when read together, the "Time of Sale Information"): (i) the Preliminary Prospectus Supplement dated November 9, 2006 to the base prospectus dated September 12, 2006 (including information referred to under the caption "Static Pool Data" in Annex D therein regardless of whether it is deemed a part of the Registration Statement or Prospectus), together with such base prospectus (the "Initial Preliminary Prospectus") and (ii) the Preliminary Prospectus Supplement dated November 21, 2006 to the base prospectus dated September 12, 2006 (including information referred to under the caption "Static Pool Data" in Annex D therein regardless of whether it is deemed a part of the Registration Statement or Prospectus) together with such base prospectus (the "Revised Preliminary Prospectus"). If, subsequent to the Time of Sale and prior to the Closing Date, the Revised Preliminary Prospectus included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as a result investors in the US Notes may terminate their old "Contracts of Sale" (within the meaning of Rule 159 under the Securities Act) for any US Notes and the Underwriters enter into new Contracts of Sale with investors in the US Notes, then "Time of Sale Information" will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale, in an amended preliminary prospectus approved by the Master Issuer (together with Funding 2 and the Mortgages Trustee) and the Lead Underwriters that corrects such material misstatements or omissions (a "Corrected Prospectus") and "Time of Sale" will refer to the time and date on which such new Contracts of Sale were entered into.

IT IS AGREED as follows:

1.     AGREEMENT TO ISSUE AND SUBSCRIBE

1.1    Definitions and Interpretation

       (a) Capitalized terms used herein and not otherwise defined herein or pursuant hereto, unless the context otherwise requires, shall have the meanings given to them in the Programme Master Definitions Schedule signed for the purposes of identification only by Sidley Austin Brown & Wood and Allen & Overy LLP on the Programme Date and the Issuer Master Definitions Schedule signed for the purposes of identification only by Sidley Austin Brown & Wood and Allen & Overy LLP on the Programme Date (each as amended, varied or supplemented from time to time). In the event of a conflict between the Programme Master Definitions Schedule and the Issuer Master Definitions Schedule, the Issuer Master Definitions Schedule will control.

       (b) For purposes of this Agreement, "Investor Presentation" means the investor presentation in respect of the Notes prepared by NRPLC for purposes of investor meetings in the United States beginning on November 13, 2006.

       (c)    In this Agreement:

              (i) words denoting the singular number only shall include the plural number also and vice versa;

              (ii) words denoting one gender only shall include the other genders;

              (iii) words denoting persons only shall include firms and corporations and vice versa;

              (iv) references to any statutory provision shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such re-enactment;

              (v) references to any agreement or other document (including any of the Legal Agreements) shall be deemed also to refer to such agreement or document as amended, varied, supplemented, restated or novated from time to time;

              (vi) clause, paragraph and schedule headings are for ease of reference only;

              (vii) reference to a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted to the extent such amendment or re-enactment is substantially to the same effect as such statute on the date hereof;

              (viii) reference to a time of day, unless otherwise specified, shall be construed as a reference to London time; and

              (ix) references to any person shall include references to his successors, transferees and assigns and any person deriving title under or through him.

1.2    Offering

       Each of the Master Issuer, Funding 2 and the Mortgages Trustee understands that the Underwriters have offered and will offer the US Notes upon the terms set forth in the Time of Sale Information and the Prospectus, and in compliance with all applicable laws and regulations.

1.3    Purchase and Sale

       Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement, the Master Issuer agrees to issue and sell the US Notes on the Closing Date to the Underwriters as hereinafter provided, and each Underwriter agrees to purchase, severally and not jointly, from the Master Issuer the respective principal amount of the US Notes set forth opposite such Underwriter's name in Schedule 1 hereto at a price equal to the aggregate of 100 per cent. of the aggregate principal amount of the Series 2006-4 Class A1 Notes, 100 per cent. of the aggregate principal amount of the Series 2006-4 Class A4 Notes, 100 per cent. of the aggregate principal amount of the Series 2006-4 Class A6 Notes, 100 per cent. of the aggregate principal amount of the Series 2006-4 Class B1 Notes, 100 per cent. of the aggregate principal amount of the Series 2006-4 Class M1 Notes, 100 per cent. of the aggregate principal amount of the Series 2006-4 Class M2 Notes, 100 per cent. of the aggregate principal amount of the Series 2006-4 Class C1 Notes and 100 per cent. of the aggregate principal amount of the Series 2006-4 Class C2 Notes (the "Issue Price"). The Series 2006-4 Class A1 Notes, Series 2006-4 Class A4 Notes, Series 2006-4 Class A6 Notes, Series 2006-4 Class B1 Notes, Series 2006-4 Class M1 Notes, Series 2006-4 Class M2 Notes, Series 2006-4 Class C1 Notes and Series 2006-4 Class C2 Notes are collectively referred to as the "US Notes".

       The Master Issuer acknowledges and agrees that each of the Underwriters in providing investment banking services to the Master Issuer in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an arm's-length counterparty and not as a fiduciary and the Master Issuer does not intend any of the Underwriters to act in any capacity other than as an arm's-length counterparty, including as a fiduciary or in any other position of higher trust.

1.4    Commissions

       In consideration of the obligations undertaken herein by the Underwriters, the Master Issuer agrees to pay to the Underwriters a selling commission (the "Selling Commission") of 0.0267 per cent.

       of the aggregate principal amount of the Series 2006-4 Class A1 Notes,
       0.0400 per cent. of the aggregate principal amount of the Series 2006-4 Class A4 Notes, 0.0500 per cent. of the aggregate principal amount of the Series 2006-4 Class A6 Notes, 0.0933 per cent. of the aggregate principal amount of the Series 2006-4 Class B1 Notes, 0.1400 per cent. of the aggregate principal amount of the Series 2006-4 Class M1 Notes,
       0.1400 per cent. of the aggregate principal amount of the Series 2006-4 Class M2 Notes, 0.2867 per cent. of the aggregate principal amount of the Series 2006-4 Class C1 Notes and 0.2867 per cent. of the aggregate principal amount of the Series 2006-4 Class C2 Notes and a combined management and underwriting commission (the "Management and Underwriting Commission") of 0.0133 per cent. of the aggregate principal amount of the Series 2006-4 Class A1 Notes, 0.0200 per cent. of the aggregate principal amount of the Series 2006-4 Class A4 Notes,
       0.0250 per cent. of the aggregate principal amount of the Series 2006-4 Class A6 Notes, 0.0467 per cent. of the aggregate principal amount of the Series 2006-4 Class B1 Notes, 0.0700 per cent. of the aggregate principal amount of the Series 2006-4 Class M1 Notes, 0.0700 per cent. of the aggregate principal amount of the Series 2006-4 Class M2 Notes,
       0.1433 per cent. of the aggregate principal amount of the Series 2006-4 Class C1 Notes and 0.1433 per cent. of the aggregate principal amount of the Series 2006-4 Class C2 Notes.

       The Master Issuer undertakes and covenants that on the Closing Date it will pay to the Lead Underwriters on behalf of the Underwriters the aggregate Selling Commission and aggregate Management and Underwriting Commission calculated in accordance with this Clause 1.4.

1.5    Delivery and Payment

       No later than 3:00 p.m. (London time) on the Closing Date, the Master Issuer will (a) cause the Global Note Certificate for each of the US Notes to be registered in the name of Cede & Co. as nominee for DTC for credit on the Closing Date to the account of the Lead Underwriters with DTC or to such other account with DTC as the Lead Underwriters may direct; and (b) deliver the Global Note Certificate for each of the US Notes duly executed on behalf of the Master Issuer and authenticated in accordance with the Paying Agent and Agent Bank Agreement to Citibank N.A., as custodian for DTC.

       Against delivery of the US Notes (i) the Underwriters will pay to the Lead Underwriters the gross underwriting proceeds for the US Notes and
       (ii) the Lead Underwriters will pay to the Master Issuer or to a third party, as directed by the Master Issuer, the gross underwriting proceeds for the US Notes. Payment for the US Notes shall be made by the Lead Underwriters in Dollars in immediately available funds to the account of the Master Issuer, account number 10861537, or to such other accounts as the Master Issuer may direct, and shall be evidenced by a confirmation from the Lead Underwriters that they have so made that payment to the Master Issuer.

1.6    The Legal Agreements

       To the extent that each of the Master Issuer, Funding 2, the Mortgages Trustee and NRPLC is a signatory to the Legal Agreements, each will on or before the Closing Date, have entered into or enter into each of the Legal Agreements to which it is a party, substantially in the form of the draft reviewed by Allen & Overy LLP and Sidley Austin (any draft of any document so reviewed being called an "agreed form"), with such amendments as the Lead Underwriters, on behalf of the Underwriters, may agree with the Master Issuer and, if it is a signatory, Funding 2, the Mortgages Trustee and/or NRPLC.

1.7    The Notes

       The Notes will be issued on the Closing Date in accordance with the terms of the Supplemental Issuer Trust Deed and will be in, or substantially in, the form set out therein.

1.8    Prospectus

       The Master Issuer confirms that it has prepared the Initial Preliminary Prospectus, the Revised Preliminary Prospectus and the Prospectus for use in connection with the issue of the US Notes and hereby authorizes the Underwriters to distribute copies of the Prospectus in connection with the offering and sale of the US Notes, copies of the Initial Preliminary Prospectus and the Revised Preliminary Prospectus having already been distributed with the consent of the Master Issuer.

1.9    Authority to Offer

       The Master Issuer confirms that it has authorized the Lead Underwriters to offer the US Notes on its behalf to the Underwriters for subscription at the Issue Price subject to signature of this Agreement. Subject to Clause 3.2(a), the Master Issuer acknowledges and agrees that the Underwriters may offer and sell US Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell US Notes purchased by it to or through any Underwriter.

2.     STABILIZATION

2.1    Stabilization

       (a) In connection with the issue of the US Notes, the Underwriter(s) (if any) named as the stabilizing underwriter(s) (the "Stabilizing Underwriter(s)") (or persons acting on behalf of any Stabilizing Underwriter) in the Prospectus Supplement may over-allot US Notes (provided that the aggregate principal amount of US Notes allotted does not exceed 105 per cent. of the aggregate principal amount of the US Notes) or effect transactions with a view to supporting the market price of the US Notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Underwriter(s) (or persons acting on behalf of any Stabilizing Underwriter) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the US Notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the US Notes and 60 days after the date of the allotment of the US Notes.

       (b) The Master Issuer confirms that it has not issued and will not issue, without the prior consent of the Stabilizing Underwriter(s) (if any) (such consent not to be unreasonably withheld), any press or other public announcement referring to the proposed issue of US Notes unless the announcement adequately discloses that stabilizing action may take place in relation to the US Notes to be issued.

       (c) The Master Issuer authorises the Stabilizing Underwriter(s) to make all appropriate announcements in relation to any stabilization or ancillary stabilization action taken in respect of the US Notes.

       (d) In carrying on any stabilization activity, the Stabilizing Underwriter(s) shall act as principal and not as agent of the Master Issuer.

2.2    Stabilization Profits and Losses

       As between the Master Issuer and the Stabilizing Underwriter any loss resulting from stabilization transactions entered into by the Stabilizing Underwriter pursuant to Clause 2.1 shall be borne, and any profit arising therefrom shall be retained, by the Stabilizing Underwriter for its own account.

3.     AGREEMENTS BY THE UNDERWRITERS

3.1    Default of Underwriters

       (a) If any Underwriter shall default on its obligation to purchase US Notes which it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange to purchase, or for another party or other parties reasonably satisfactory to NRPLC to purchase, such US Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such US Notes, then NRPLC shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase such US Notes on such terms. In the event that, within the respective prescribed periods, the Lead Underwriters on behalf of the non-defaulting Underwriters notify NRPLC that the non-defaulting Underwriters have so arranged for the purchase of such US Notes, or NRPLC notifies the non-defaulting Underwriters that it has so arranged for the purchase of such US Notes, the non-defaulting Underwriters or NRPLC shall have the right to postpone the Closing Date for a period of time agreed by the Lead Underwriters and NRPLC acting reasonably, in order to effect whatever changes may thereby be made necessary in any documents or arrangements relating to the offering and sale of the US Notes. Any substitute purchaser of US Notes pursuant to this paragraph shall be deemed to be an Underwriter, for purposes of this Agreement, in connection with the offering and sale of the US Notes.

       (b) If, after giving effect to any arrangements for the purchase of US Notes of a defaulting Underwriter by the non-defaulting Underwriters, as provided in Clause 3.1(a) above, the aggregate principal amount of the US Notes which remains unpurchased does not exceed ten per cent. of the aggregate principal amount of the US Notes, NRPLC shall have the right to require each non-defaulting Underwriter to purchase the principal amount of the US Notes which such Underwriter agreed to purchase hereunder and, in addition to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of the US Notes which such Underwriter agreed to purchase hereunder) of the principal amount of the US Notes of such defaulting Underwriter for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

       (c) If, after giving effect to any arrangements for the purchase of the principal amount of the US Notes of a defaulting Underwriter by the non-defaulting Underwriters as provided in Clause 3.1(a) above, the aggregate principal amount of the US Notes which remains unpurchased exceeds ten per cent. of the aggregate principal amount of the US Notes, or if NRPLC shall not exercise the right described in Clause 3.1(b) above to require non-defaulting Underwriters to purchase the US Notes of a defaulting Underwriter, then this Agreement shall thereupon terminate, without liability on the part of the non-defaulting Underwriters; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

3.2    Selling

       Each Underwriter severally (and not jointly) agrees as follows:

       (a)    United States

              It is understood that several Underwriters propose to offer the US Notes for sale to the public in the United States as set forth in the Time of Sale Information and the Prospectus. Any Underwriters that are not U.S. registered broker dealers will offer and sell the US Notes in the United States only through U.S. registered broker dealers.

       (b)    United Kingdom

              Each Underwriter represents and agrees that:

              (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any US Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Master Issuer; and

              (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the US Notes in, from or otherwise involving the United Kingdom.

       (c)    Italy

              Each of the Underwriters represents and agrees that the offering of the US Notes has not been cleared by CONSOB (the "Italian Securities Exchange Commission") pursuant to Italian securities legislation and, accordingly, each of the Underwriters represents and agrees that no US Notes may be offered, sold or delivered, nor may copies of the Prospectus or of any other document relating to the US Notes be distributed in the Republic of Italy, except:

              (i) to professional investors ("operatori qualificati"), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July, 1998, as amended; or

              (ii) in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of 24 February, 1998 (the "Financial Services Act") and Article 33, first paragraph, of CONSOB Regulation No. 11971 of 14 May, 1999, as amended.

              Each of the Underwriters represents and agrees that any offer, sale or delivery of the US Notes or distribution of copies of the Prospectus or any other document relating to the US Notes in the Republic of Italy under (i) or (ii) above must be:

              (a) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act and Legislative Decree No. 385 of 1 September, 1993, as amended from time to time (the "Banking Act");

              (b) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in the Republic of Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in the Republic of Italy and their characteristics; and

              (c) in accordance with any other applicable laws and regulations.

       (d)    Ireland

              Each Underwriter represents and agrees that:

              (i) it will not underwrite the issue of, or place, the US Notes, otherwise than in conformity with the provisions of the Irish Investment Intermediaries Act 1995 (as amended), including, without limitation, Sections 9 and 23 thereof and any codes of conduct rules made under
                     Section 37 thereof and the provisions of the Investor Compensation Act 1998;

              (ii) it will not underwrite the issue of, or place, the US Notes, otherwise than in conformity with the provisions of the Irish Central Bank Acts 1942 - 1999 (as amended) and any codes of conduct rules made under Section 117(1) thereof;

              (iii) it will not underwrite the issue of, or place, or do anything in Ireland in respect of the US Notes otherwise than in conformity with the provisions of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 and any rules issued under Section 51 of the Irish Investment Funds, Companies and Miscellaneous Provisions Act 2005, by the Irish Central Bank and Financial Services Regulatory Authority ("IFSRA"); and

              (iv) it will not underwrite the issue of, place or otherwise act in Ireland in respect of the US Notes, otherwise than in conformity with the provisions of the Irish Market Abuse (Directive 2003/6/EC) Regulations 2005 and any rules issued under Section 34 of the Irish Investment Funds, Companies and Miscellaneous Provisions Act 2005 by IFSRA.

              (e)    France

                     Each Underwriter represents and agrees that it has not offered or sold and will not offer or sell, directly or indirectly, US Notes to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, the Prospectus or any other offering material relating to the US Notes, and that such offers, sales and distributions have been made and will be made in France only to (a) providers of investment services relating to portfolio management for the account of third parties and/or (b) qualified investors (investisseurs qualifies), all as defined in, and in accordance with, articles L.411-1, L.411-2 and D.411-1 of the French Code monetaire et financier.

              (f)    The Netherlands

                     Each Underwriter represents and agrees that it has not and will not, directly or indirectly, offer, sell, transfer or deliver any US Notes as part of their initial distribution or at any time thereafter (including rights representing an interest in a global note) to individuals or legal entities who or which are established, domiciled or have their residence in The Netherlands other than to the following entities (hereinafter referred to as "Professional Market Parties") provided they acquire the US Notes for their own account and trade or invest in securities in the conduct of a business or profession:

                     (i) anyone who is subject to supervision of the Dutch Central Bank, the Dutch Authority for the Financial Markets or a supervisory authority from another member state and who is authorised to be active on the financial markets;

                     (ii) anyone who otherwise performs a regulated activity on the financial markets;

                     (iii) the State of the Netherlands, the Dutch Central Bank, a foreign central government body, a foreign central bank, Dutch regional and local governments and comparable foreign decentralised government bodies, international treaty organisations and supranational organisations;

                     (iv) a company or entity which, according to its last annual (consolidated) accounts, meets at least two of the following three criteria: an average number of employees during the financial year of at least 250, a total balance sheet of at least EUR43,000,000 and an annual net turnover of at least EUR50,000,000;

                     (v) a company or entity with its statutory seat in the Netherlands other than a company as referred to in
                            (iv) above, which has requested the Dutch
                            Authority for the Financial Markets to be treated as a Professional Market Party;

                     (vi) a natural person, living in the Netherlands, who has requested the Dutch Authority for the Financial Markets to be treated as a Professional Market Party, and who meets at least two of the following three criteria: the person has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten per quarter over the previous four quarters; the size of the securities portfolio is at least EUR500,000 and the person works or has worked for at least one year in the financial sector in a professional position which requires knowledge of securities investment;

                     (vii) a company or entity whose only purpose is investing in securities;

                     (viii) a company or entity whose purpose is to acquire
                            assets and issue asset backed securities;

                     (ix) an enterprises or entity with total assets of at least EUR500,000,000 (or the equivalent thereof in another currency) as per the balance sheet as of the year end preceding the obtaining of the repayable funds;

                     (x) an enterprise, entity or individual with net assets of at least EUR10,000,000 (or the equivalent thereof in another currency) as of the year end preceding the obtaining of the repayable funds who has been active in the financial markets on average twice a month over a period of at least two consecutive years preceding the obtaining of the repayable funds;

                     (xi) a subsidiary of any of the persons or entities referred to under (i)-(viii) above, provided such subsidiaries are subject to consolidated supervision; and

                     (xii) an enterprise or entity which has a rating from a rating agency that, in the opinion of the Dutch Central Bank, has sufficient expertise, or which issues securities that have a rating from a rating agency that, in the opinion of the Dutch Central Bank, has sufficient expertise.

              (g)    Germany

                     Each Underwriter represents and agrees that:

                     (i) the US Notes have not been and will not be offered or sold or publicly promoted or advertised by it in the Federal Republic of Germany other than in compliance with the provisions of the German Securities Prospectus Act
                            (Wertpapierprospektgesetz) June 22, 2005, or of any other laws applicable in the Federal Republic of Germany governing the offer and sale of securities; and

                     (ii) it shall not offer or sell US Notes in the Federal Republic of German in a manner which could result in the Master Issuer being subject to any license requirement under the Germany Banking Act (Kreditwesengesetz).

              (h)    Sweden

                     Each Underwriter represents and agrees that it will not, directly or indirectly, offer for subscription or purchase or issue invitations to subscribe for or buy US Notes or distribute any draft or definite document in relation to any such offer, invitation or sale except in circumstances that will not result in a requirement to prepare a prospectus pursuant to the provisions of the Swedish Financial Instruments Trading Act (lag (1991:980) om handel med finansiella instrument).

              (i)    Norway

                     Each Underwriter represents and agrees that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in the Kingdom of Norway any US Notes other than to persons who are registered with the Oslo Stock Exchange as professional investors.

              (j)    Belgium

                     Each Underwriter represents and agrees that it will not:

                     (i) offer for sale, sell or market in Belgium US Notes by means of a public offer within the meaning of the law of June 16, 2006 on the public offer of investment instruments and the admission to trading of investment instruments on a regulated market; or

                     (ii) sell US Notes to any person qualifying as a consumer within the meaning of Article 1.7 of the Belgian law of July 14, 1991 on consumer protection and trade practices unless such sale is made in compliance with this law and its implementing regulation.

       (k)    Spain

              Each Underwriter represents and agrees that it will not offer or sell US Notes in Spain by means of a public offer as defined and construed in Chapter I of Title III of Law 24/1988, of 28 July, on the Securities Act (as amended by Royal Decree Law 5/2005 of 11 March and related legislation). The Prospectus has not been registered with the Comision Nacional del Mercado de Valores and therefore it is not intended for any public offer of US Notes in Spain.

       (l)    Japan

              Each Underwriter acknowledges that the US Notes have not been and will not be registered under the Securities and Exchange Law of Japan and each Underwriter agrees that, except pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, regulations and ministerial guidelines of Japan, it will not, directly or indirectly, offer or sell any US Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used in this paragraph means any person resident in Japan, including any corporation or other legal entity organized under the laws of Japan) or to any person or entity for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan.

       (m)    Republic of Korea

              Each Underwriter represents and agrees that the US Notes have not been and will not be offered, delivered or sold directly or indirectly in Korea or to any resident of Korea or to others for re-offering or resale directly or indirectly in Korea or to any resident of Korea except as otherwise permitted under applicable Korean laws and regulations. Each Underwriter has undertaken to ensure that any securities dealer to which it sells US Notes confirms that it is purchasing such US Note as principal and agrees with such Underwriter that it will comply with the restrictions set out in this paragraph (m).

       (n)    Hong Kong

              Each Underwriter represents and agrees that:

              (i) it has not offered or sold, and will not offer or sell, in Hong Kong, by means of any document, any US Notes other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or
                     (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or which do not constitute an offer to the public thereunder; and

              (ii) it has not issued, or had in its possession for the purpose of issue (in each case whether in Hong Kong or elsewhere), any advertisement, invitation or document relating to the US Notes which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the US Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

       (o)    Singapore

              The Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the "Securities and Futures Act"). Accordingly, each Underwriter represents and agrees that the US Notes may not be offered or sold or made the subject of an invitation for subscription or purchase nor may the Prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any US Notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (ii) to a relevant person, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (iii) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

       (p)    Taiwan

              Each Underwriter represents and agrees that the US Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan, the Republic of China through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Law of Taiwan, the Republic of China that requires a registration or approval of the Financial Supervisory Commission of Taiwan, the Republic of China. Each Underwriter agrees that no person or entity in Taiwan, the Republic of China has been authorized to offer or sell US Notes in Taiwan, the Republic of China.

       (q)    People's Republic of China

              Each Underwriter represents and agrees that neither it nor any of its affiliates has offered or sold or will offer or sell any of the US Notes in the People's Republic of China (excluding Hong Kong, Macau and Taiwan) as part of the initial distribution of the US Notes.

       (r)    Other

              For each jurisdiction outside the United States and the United Kingdom (a "Relevant Jurisdiction"), neither the Master Issuer nor any Underwriter represents that US Notes may at any time lawfully be sold in compliance with any application, registration or other requirement in any Relevant Jurisdiction by the Master Issuer or any Underwriter (other than as described above), or pursuant to any exemption available thereunder, or assume any responsibility for facilitating such sale.

              Each Underwriter represents and agrees that it has complied and will comply with all applicable securities laws and regulations in force in any Relevant Jurisdiction in which it purchases, offers, sells or delivers US Notes or has in its possession or distributes the Prospectus or any other offering material, in all cases at its own expense, and it will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of US Notes under the laws and regulations in force in any Relevant Jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and the Master Issuer shall have not responsibility for them, in all cases at its own expense. Each Underwriter represents and agrees that it has not and will not directly or indirectly offer, sell or deliver any US Notes or distribute or publish any prospectus, form of application, offering circular, advertisement or other offering material except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations, and all offers, sales and deliveries of US Notes by it will be made on the same terms.

              Each Underwriter agrees that it will, unless prohibited by applicable law, furnish to each person to whom it offers or sells US Notes a copy of the Prospectus, as then amended or supplemented or, unless delivery of the Prospectus is required by applicable law, inform each such person that a copy will be made available upon request. Each Underwriter is not authorized to give any information or to make any representation not contained in the Prospectus in connection with the offer and sale of US Notes to which the Prospectus relates.

4.     LISTING

4.1    Application for Listing

       The Master Issuer confirms that it has authorized the Lead Underwriters to make or cause to be made at the Master Issuer's expense applications on the Master Issuer's behalf for the Notes to be listed on the Official List and for the Notes to be admitted to trading on the London Stock Exchange plc's Gilt Edged and Fixed Interest Market or such other Market of the London Stock Exchange plc as shall be designated as a "regulated market" within the meaning of Directive 93/22/EC (the "Market").

4.2    Supply of Information

       The Master Issuer agrees to supply to the Lead Underwriters for delivery to the UK Listing Authority and the London Stock Exchange copies of the Prospectus and such other documents, information and undertakings as may be required for the purpose of obtaining such listing and admission to trading.

4.3    Maintenance of Listing

       The Master Issuer agrees to use its reasonable endeavors to maintain a listing of the US Notes on the Official List and the admission of the Notes to trading on the Market for as long as any of the US Notes are outstanding and to pay all fees and supply all further documents, information and undertakings and publish all advertisements or other material as may be necessary for such purpose. However, if such listing or admission to trading becomes impossible, the Master Issuer will obtain, and will thereafter use its best endeavors to maintain, a quotation for, or listing of, the US Notes on or by such other stock exchange, competent listing authority and/or quotation system as is commonly used for the quotation or listing of debt securities as it may decide with the approval of the Lead Underwriters (such approval not to be unreasonably withheld or delayed).

5.     REPRESENTATIONS AND WARRANTIES OF THE MASTER ISSUER

       The Master Issuer represents and warrants to, and agrees with, Funding 2, the Mortgages Trustee, the Underwriters and each of them that:

       (a)    The Registration Statement

       A registration statement on Form S-3 (File No.s 333-133279, 333-133279-02 and 333-133279-01) relating to the US Notes has been filed by the Master Issuer (together with Funding 2 and the Mortgages Trustee) with the United States Securities and Exchange Commission ("Commission") and has become effective and is still effective as of the date hereof under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Master Issuer, are threatened by the Commission.

       The Master Issuer (together with Funding 2 and the Mortgages Trustee) has filed with the Commission the Initial Preliminary Prospectus and the Revised Preliminary Prospectus and, in each case, it has done so within the applicable period of time required under the Securities Act and the rules and regulations of the Commission under the Securities Act (the "Rules and Regulations"). The Master Issuer (together with Funding 2 and the Mortgages Trustee) will file with the Commission pursuant to Rule 424(b) of the Rules and Regulations, promptly upon or after the execution and delivery of this Agreement, a prospectus supplement dated November 24, 2006 (together with information referred to under the caption "Static Pool Data" in Annex D therein regardless of whether it is deemed a part of the Registration Statement or Prospectus, the "Prospectus Supplement") to the prospectus dated September 12, 2006 (the "Base Prospectus"), relating to the US Notes and the method of distribution thereof. Such registration statement, including exhibits thereto, and such prospectus, as amended or supplemented to the date hereof, and as further supplemented by the Prospectus Supplement, are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall include, without limitation, any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Base Prospectus and the Prospectus Supplement, as the case may be, deemed to be incorporated therein pursuant to the Securities Act.

       The conditions to the use of a registration statement on Form S-3 under the Securities Act have been satisfied. The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, the Initial Preliminary Prospectus, as of its date, the Revised Preliminary Prospectus, as of its date, and the Prospectus, as of the date of the Prospectus Supplement, complied and on the Closing Date will comply in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder.

       (b)    No Material Misstatements or Omissions

              (I) The Registration Statement, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto pursuant to Rule 430B(f)(2) under the Securities Act, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Master Issuer makes no representations, warranties or agreements as to: (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Note Trustee under the Trust Indenture Act, and (ii) statements or omissions in the Registration Statement made in reliance upon and in conformity with information furnished in writing to the Master Issuer by or on behalf of any Underwriter through the Lead Underwriters specifically for inclusion therein, it being agreed that the only such information consists of the statements under the heading "Underwriting" in each of the Initial Preliminary Prospectus, the Revised Preliminary Prospectus and the Prospectus that specify (A) the list of Underwriters and their respective participation in the sale of the US Notes, (B) the sentences related to concessions and reallowances and (C) the paragraphs related to short sales, stabilization, short covering transactions and penalty bids (such information, the "Underwriter Information");

              (II) the Initial Preliminary Prospectus (except for the omission of any pricing related information and any information relating to an Issuer Swap Provider), as of its date and as of the Time of Sale, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Master Issuer makes no representations, warranties or agreements as to statements or omissions in the Initial Preliminary Prospectus made in reliance upon and in conformity with the Underwriter Information;

              (III) the Revised Preliminary Prospectus (except for the omission of any pricing related information), as of its date and as of the Time of Sale, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Master Issuer makes no representations, warranties or agreements as to statements or omissions in the Revised Preliminary Prospectus made in reliance upon and in conformity with the Underwriter Information;

              (IV) the information and statements contained in the Investor Presentation, as of November 13, 2006 and as of the Time of Sale, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (V) the Master Issuer was not, as of any date on or after which a bona fide offer (as used in Rule 164(h)(2) under the Securities Act) of the US Notes was made, an "ineligible issuer", as defined in Rule 405 under the Securities Act;

              (VI) the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Master Issuer makes no representations, warranties or agreements as to statements or omissions in the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with the Underwriter Information; and

              (VII) the documents incorporated by reference in the Initial Preliminary Prospectus, the Revised Preliminary Prospectus and the Prospectus, when they were filed with the Commission under the Exchange Act, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; provided, however, that the Master Issuer makes no representations, warranties or agreements as to the documents incorporated by reference under the heading "The issuer swap provider" in the Revised Preliminary Prospectus and the Prospectus.

       (c)    Incorporation, Capacity and Authorization

              The Master Issuer is a public limited company duly incorporated and validly existing under the laws of England and Wales, with full power and capacity to conduct its business as described in the Prospectus, to create and issue the Notes, to execute this Agreement and the other Legal Agreements to which it is a party and to undertake and perform the obligations expressed to be assumed by it herein and therein; and has taken all necessary action to approve and authorize the same; and the Master Issuer is lawfully qualified to do business in England and Wales. The Master Issuer has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, administrator, administrative receiver or similar officer of it or of any or all of its assets or revenues.

       (d)    Validity of Legal Agreements

              This Agreement has been duly authorized, executed and delivered by the Master Issuer and constitutes, and the other Legal Agreements to which the Master Issuer is a party have been duly authorized by the Master Issuer and on the Closing Date will constitute, legal, valid and binding obligations of the Master Issuer, enforceable against the Master Issuer in accordance with their respective terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles.

       (e)    Validity of Notes

              The creation, sale and issue of the Notes have been duly authorized by the Master Issuer and, when executed and authenticated in accordance with the Supplemental Issuer Trust Deed and the Issuer Paying Agent and Agent Bank Agreement, the Notes will constitute legal, valid and binding obligations of the Master Issuer and, upon effectiveness of the Registration Statement, the Supplemental Issuer Trust Deed will have been duly qualified under the Trust Indenture Act.

       (f)    Consents

              All consents, approvals, authorizations and other orders of all United States and United Kingdom regulatory authorities required for the creation, issue and offering of the Notes by the Master Issuer or in connection with the execution and performance by the Master Issuer of the transactions contemplated by the Legal Agreements or the compliance by the Master Issuer with the terms of the Notes and the Legal Agreements as the case may be, except for (i) such consents, approvals, authorizations, registrations or qualifications as may be required under applicable United States state securities, Blue Sky or similar laws in connection with the purchase and distribution of the Notes by the Underwriters and (ii) those which will on the Closing Date be, in full force and effect.

       (g)    Compliance

              The authorization of the Notes and the granting of security interests in relation thereto under the Issuer Deed of Charge (as amended by the Deed of Accession), the offering and issue of the Notes on the terms and conditions of this Agreement, the Supplemental Issuer Trust Deed and the Prospectus, the execution and delivery of the Legal Agreements to which it is a party and the implementation of the transactions contemplated by such Legal Agreements and compliance with the terms of the Legal Agreements to which it is a party do not, and will not, (i) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Memorandum and Articles of Association of the Master Issuer or any agreement or instrument to which the Master Issuer is a party or by which any of its assets or properties is bound; (ii) infringe any applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court having jurisdiction over the Master Issuer or any of its assets or properties; or
              (iii) result in the creation or imposition of any mortgage, charge, pledge, lien or other security interest on any of its assets or properties, other than those created in, or imposed by, the Legal Agreements themselves.

       (h)    Accountants

              PricewaterhouseCoopers LLP are a registered public accounting firm and independent with respect to the Master Issuer within the meaning of the Securities Act.

       (i)    Taxation

              Save as described in the legal opinions referred to in Clause 9.1(d) of this Agreement, no stamp or other similar duty is assessable or payable in the United Kingdom, and no withholding or deduction for or on account of any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind in connection with the authorization, execution or delivery of the Legal Agreements or with the authorization, issue, sale or delivery of the Notes and (except as disclosed in the Prospectus) the performance of the Master Issuer's, Funding 2's and/or, as the case may be, the Mortgages Trustee's obligations under the Legal Agreements and the Notes. This warranty does not apply to any United Kingdom corporation tax on net income, profits or gains received or receivable which may be levied, collected, withheld or assessed in connection with the authorization, execution or delivery of the Legal Agreements or with the authorization, issue, sale or delivery of the Notes.

       (j)    Breach of other agreements

              The Master Issuer is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets or revenues.

       (k)    Events of Default

              No event has occurred or circumstance arisen which, had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default as set out in the Conditions of the Notes.

       (l)    No Subsidiaries

              The Master Issuer has no subsidiaries or subsidiary undertakings within the meanings of Sections 258 and 736 of the Companies Act 1985.

       (m)    Granite Finance Holdings Limited

              The Funding Issuers, the Master Issuer, Funding, Funding 2, the Mortgages Trustee and GPCH Limited are the only subsidiaries or subsidiary undertakings of Granite Finance Holdings Limited within the meanings of Sections 258 and 736 of the Companies Act 1985.

       (n)    No Activities

              The Master Issuer has not engaged in any activities since its incorporation other than (i) those incidental to any registration or re-registration as a public limited company under the Companies Acts 1985 and 1989 and various changes to its directors, secretary, registered office, Memorandum and Articles of Association; (ii) the authorization and execution of the Legal Agreements to which it is a party; (iii) the activities referred to or contemplated in the Legal Agreements to which it is a party and (iv) the authorization and issue by it of the Notes. The Master Issuer has not prepared any accounts and has neither paid any dividends nor made any distributions since the date of its incorporation.

       (o)    Prospectus Rules

              The Reg S Prospectus has been (i) approved by the UK Listing Authority as an approved prospectus for the purposes of Section 85(2) of the FSMA and the Prospectus Rules; and (ii) published in accordance with the Prospectus Rules.

       (p)    Litigation

              There are no pending actions, suits or proceedings against or affecting the Master Issuer which could individually or in the aggregate have an adverse effect on the condition (financial or other), prospects, results of operations or general affairs of the Master Issuer or could adversely affect the ability of the Master Issuer to perform its obligations under the Legal Agreements or the Notes or which are otherwise material in the context of the issue or offering of the Notes and, to the best of the Master Issuer's knowledge, no such actions, suits or proceedings are threatened or contemplated.

       (q)    No Prior Security

              Save as set out in any of the Legal Agreements, there exists no mortgage, lien, pledge or other charge on or over the assets of the Master Issuer and, other than the Legal Agreements, the Master Issuer has not entered into any indenture or trust deed.

       (r)    Security for the Notes

              The Notes and the obligations of the Master Issuer under the Supplemental Issuer Trust Deed will be secured in the manner provided in the Issuer Deed of Charge (as amended by the Issuer Deed of Accession) and with the benefit of the charges, covenants and other security interests provided for therein including, without limitation, (i) an assignment by way of first fixed security of the Master Issuer's rights and claims in respect of all security and other rights held on trust by the Funding 2 Security Trustee pursuant to the Funding 2 Deed of Charge, (ii) an assignment by way of first fixed security of the Master Issuer's right, title, interest and benefit in the Global Intercompany Loan Agreement, the Currency Swap Agreements, the Funding 2 Deed of Charge, the Supplemental Issuer Trust Deed, the Notes, the Issuer Paying Agent and Agent Bank Agreement, the Issuer Cash Management Agreement, the Corporate Services Agreement, the Issuer Bank Account Agreement, the Post-Enforcement Call Option Agreement, this Agreement, the Programme Agreement, the Subscription Agreement and any other agreements to which the Master Issuer is a party; (iii) an assignment by way of first fixed charge over the Issuer Bank Accounts; (iv) a first fixed charge (which may take effect as a floating charge) over the Master Issuer's right, title, interest and benefit to any Authorized Investments made with moneys standing to the credit of any of the Issuer Bank Accounts; and
              (v) a first ranking floating charge over the whole of the assets and undertaking of the Master Issuer which are not otherwise effectively subject to any fixed charge or assignment by way of security.

       (s)    Investment Company Act

              The Master Issuer is not an "investment company" as defined in the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act"), and the offer and sale of the US Notes in the United States will not subject the Master Issuer to registration under, or result in a violation of, the Investment Company Act.

       (t)    United States Income Tax

              The Master Issuer will not engage in any activities in the United States (directly or through agents), derive any income from United States sources as determined under the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under the Code.

       (u)    Legal Agreements

              The representations and warranties given by the Master Issuer in the Legal Agreements are true and accurate, and the description of the Legal Agreements as set out in the Prospectus is true and correct in all material respects.

       Unless otherwise indicated, the representations and warranties set out in this Clause 5 shall be made on the date of the Prospectus and, if different, the date of this Agreement.

6.     REPRESENTATIONS AND WARRANTIES OF FUNDING 2 AND THE MORTGAGES TRUSTEE

       Each of Funding 2 and the Mortgages Trustee (except where otherwise provided below) severally represents and warrants (in respect of itself only) to, and agrees with, the Underwriters and each of them that:

       (a)    The Registration Statement

              The Registration Statement has been filed by Funding 2 and the Mortgages Trustee (together with the Master Issuer) with the Commission and has become effective and is still effective as of the date hereof under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of Funding 2 and the Mortgages Trustee, are threatened by the Commission.

              Funding 2 and the Mortgages Trustee (together with the Master Issuer) have filed with the Commission the Initial Preliminary Prospectus and the Revised Preliminary Prospectus and, in each case, they have done so within the applicable period of time required under the Securities Act and the Rules and Regulations. Funding 2 and the Mortgages Trustee (together with the Master Issuer) will file with the Commission the Prospectus pursuant to Rule 424(b) of the Rules and Regulations, promptly upon or after the execution and delivery of this Agreement.

              The conditions to the use of a registration statement on Form S-3 under the Securities Act have been satisfied. The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, the Initial Preliminary Prospectus, as of its date, and the Revised Preliminary Prospectus, as of its date, and the Prospectus, as of the date of the Prospectus Supplement, complied and on the Closing Date will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations and the Trust Indenture Act and the rules and regulations of the Commission thereunder.

       (b)    No Material Misstatements or Omissions

              (I) The Registration Statement, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto pursuant to Rule 430B(f)(2) under the Act, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither Funding 2 nor the Mortgages Trustee makes any representations, warranties or agreements as to: (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Note Trustee under the Trust Indenture Act, and (ii) statements or omissions in the Registration Statement made in reliance upon and in conformity with the Underwriter Information;

              (II) the Initial Preliminary Prospectus (except for the omission of any pricing related information and any information relating to an Issuer Swap Provider), as of its date and as of the Time of Sale, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither Funding 2 nor the Mortgages Trustee makes any representations, warranties or agreements as to statements or omissions in the Initial Preliminary Prospectus made in reliance upon and in conformity with the Underwriter Information;

              (III) the Revised Preliminary Prospectus (except for the omission of any pricing related information), as of its date and as of the Time of Sale, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither Funding 2 nor the Mortgages Trustee makes any representations, warranties or agreements as to statements or omissions in the Revised Preliminary Prospectus made in reliance upon and in conformity with the Underwriter Information;

              (IV) in the case of Funding 2 only, the information and statements contained in the Investor Presentation, as of November 13, 2006 and as of the Time of Sale, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (V) the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither Funding 2 nor the Mortgages Trustee makes any representations, warranties or agreements as to statements or omissions in the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with the Underwriter Information; and

              (VI) the documents incorporated by reference in the Initial Preliminary Prospectus, the Revised Preliminary Prospectus and the Prospectus, when they were filed with the Commission under the Exchange Act, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; provided, however, that neither Funding 2 nor the Mortgages Trustee makes any representation, warranty or agreement as to the documents incorporated by reference under the heading "The issuer swap provider" in the Revised Preliminary Prospectus and the Prospectus.

       (c)    Incorporation, Capacity and Authorization

              (I) Funding 2 is a private limited company duly incorporated and validly existing under the laws of England and Wales, with full power and capacity to conduct its business as described in the Prospectus, to execute this Agreement and the other Legal Agreements to which it is a party and to undertake and perform the obligations expressed to be assumed by it herein and therein; and has taken all necessary action to approve and authorize the same; and Funding 2 is lawfully qualified to do business in England and Wales. Funding 2 has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, administrator, administrative receiver or similar officer of it or of any or all of its assets or revenues; and

              (II) The Mortgages Trustee is duly incorporated and validly existing under the laws of Jersey, Channel Islands, with full power and authority to conduct its business as described in the Prospectus, is lawfully qualified to do business in Jersey and has full power and capacity to execute this Agreement and the other Legal Agreements to which it is a party, and to undertake and perform the obligations expressed to be assumed by it herein and therein; and it has taken all necessary action to approve and authorize the same. The Mortgages Trustee has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, administrator, administrative receiver or similar officer of it or of any or all of its assets or revenues.

       (d)    Validity of Legal Agreements

              This Agreement has been duly authorized, executed and delivered by each of Funding 2 and the Mortgages Trustee and constitutes, and the other Legal Agreements to which Funding 2 and the Mortgages Trustee are a party have been duly authorized by each of Funding 2 and the Mortgages Trustee and on the Closing Date will constitute, legal, valid and binding obligations of each of Funding 2 and the Mortgages Trustee, enforceable against each of Funding 2 and the Mortgages Trustee in accordance with their respective terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles.

       (e)    Consents

              All consents, approvals, authorizations and other orders of all United States, Jersey, Channel Islands and United Kingdom regulatory authorities required in connection with the execution of and performance by Funding 2 and/or the Mortgages Trustee of the transactions contemplated by the Legal Agreements to which Funding 2 and/or the Mortgages Trustee, as the case may be, is a party or the compliance by each of them with the terms of the Legal Agreements are, or will on the Closing Date be, in full force and effect.

       (f)    Compliance

              The authorization of the terms and conditions of this Agreement, the execution and delivery of the Legal Agreements to which Funding 2 and/or, as the case may be, the Mortgages Trustee is party and the implementation of the transactions contemplated by such Legal Agreements and compliance with the terms of the Legal Agreements do not, and will not, (i) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Memorandum and Articles of Association of Funding 2 or the Mortgages Trustee or any agreement or instrument to which Funding 2 or the Mortgages Trustee is a party or by which any of its assets or properties is bound; (ii) infringe any applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court having jurisdiction over either Funding 2 or the Mortgages Trustee or any of its assets or properties; or (iii) result in the creation or imposition of any mortgage, charge, pledge, lien or other security interest on any of its or their assets or properties, other than those created in, or imposed by, the Legal Agreements themselves.

       (g)    Breach of other agreements

              Neither Funding 2 nor the Mortgages Trustee is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets or revenues.

       (h)    Events of Default

              No event has occurred or circumstance arisen which, had the Global Intercompany Loan Agreement been entered into, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute a Funding 2 Intercompany Loan Event of Default as set out in the Global Intercompany Loan Agreement.

       (i)    No Subsidiaries

              The Mortgages Trustee does not have any subsidiaries or subsidiary undertakings within the meanings of Sections 258 and 736 of the Companies Act 1985. Funding 2 does not have any subsidiaries or subsidiary undertakings within the meanings of Sections 258 and 736 of the Companies Act 1985 save for the Master Issuer.

       (j)    No Activities

              (I) Funding 2 has not engaged in any activities since its incorporation other than (i) those incidental to any registration or re-registration as a private limited company under the Companies Acts 1985 and 1989 and various changes to its directors, secretary, registered office, Memorandum and Articles of Association; (ii) the authorization, execution and in certain cases, amendment, of the Legal Agreements to which each is a party; (iii) the activities referred to or contemplated in the Legal Agreements; and (iv) the filing of a notification by it under the Data Protection Act 1998 (the "DPA") and the application for a standard license under the Consumer Credit Act 1974. Funding 2 has not prepared any accounts and has neither paid any dividends nor made any distributions since the date of its incorporation; and

              (II) The Mortgages Trustee has not engaged in any activities since its incorporation other than (i) those incidental to any registration as a private limited company under the laws of Jersey and (if any) various changes to its directors, secretary, registered office, Memorandum and Articles of Association; (ii) the authorization, execution and in certain cases, amendment, of the Legal Agreements to which each is a party; (iii) the activities referred to or contemplated in the Legal Agreements or in the Prospectus; (iv) the activities undertaken in connection with the establishment of the Mortgages Trust pursuant to the Mortgages Trust Deed; (v) the filing of a notification by the Mortgages Trustee under the DPA and the application for a standard license under the Consumer Credit Act 1974; and (vi) any activities in connection with or incidental to the issue of notes by the Funding Issuers and the issue of the Notes by the Master Issuer. The Mortgages Trustee has not prepared any accounts and has neither paid any dividends nor made any distributions since the date of its incorporation.

       (k)    Beneficial Owner

              Following the completion of the assignment of the New Mortgage Portfolios to the Mortgages Trustee on October 30, 2006 and November 20, 2006, respectively, pursuant to and in accordance with the Mortgage Sale Agreement and pursuant to and in accordance with the terms of the Mortgages Trust Deed, the Mortgages Trustee has held the New Mortgage Portfolios, and has held and will continue to hold, the Mortgage Portfolio on a bare trust for the benefit of Funding, Funding 2 and NRPLC in undivided shares absolutely.

       (l)    Litigation

              There are no pending actions, suits or proceedings against or affecting Funding 2 or the Mortgages Trustee which could individually or in the aggregate have an adverse effect on the condition (financial or otherwise), prospects, results of operations or general affairs of the Mortgages Trustee or Funding 2 (as the case may be) or could adversely affect the ability of the Mortgages Trustee or Funding 2 (as the case may be) to perform their respective obligations under the Legal Agreements, or which are otherwise material in the context of the transaction contemplated by the Prospectus and, to the best of the knowledge of Funding 2 and the Mortgages Trustee, no such actions, suits or proceedings are threatened or contemplated.

       (m)    No Prior Security

              Save as set out in any of the Legal Agreements there exists no mortgage, lien, pledge or other charge on or over the assets of Funding 2 or the Mortgages Trustee and, other than the Legal Agreements, neither Funding 2 nor the Mortgages Trustee has entered into any indenture or trust deed.

       (n)    Security for the Loan Tranches under the Global Loan Facility

              Funding 2's obligations under, inter alia, the Global Intercompany Loan Agreement will be secured in the manner provided in the Funding 2 Deed of Charge and with the benefit of the charges, covenants and other security provided for therein including, without limitation, (i) a first fixed charge over and assignment by way of security of Funding 2's share of the Trust Property (as defined in the Mortgages Trust Deed); (ii) an assignment by way of first fixed security of all of Funding 2's right, title, interest and benefit in the Mortgage Sale Agreement, the Mortgages Trust Deed, the Administration Agreement, the Global Intercompany Loan Agreement, the Start-Up Loan Agreement, the Funding 2 Guaranteed Investment Contract, the Corporate Services Agreement, the Cash Management Agreement, the Funding 2 Bank Account Agreement and any other of the Legal Agreements (excluding all of Funding 2's right, title, interest and benefit in the Funding 2 Deed of Charge) to which Funding 2 is a party); (iii) a first fixed charge (which may take effect as a floating charge) of Funding 2's right, title, interest and benefit in the Funding 2 Bank Accounts; (iv) a first fixed charge (which may take effect as a floating charge) of Funding 2's right, title, interest and benefit in all Authorized Investments purchased with moneys standing to the credit of the Funding 2 Bank Accounts; and (v) a first floating charge over all the assets and the undertaking of Funding 2 which are not effectively subject to a fixed charge or assignment by way of security (including all the assets and undertakings of Funding 2 which are situated in or governed by the laws of Scotland).

       (o)    Investment Company Act

              Neither Funding 2 nor the Mortgages Trustee is an "investment company" as defined in the Investment Company Act, and the offer and sale of the Notes in the United States will not subject Funding 2 or the Mortgages Trustee to registration under, or result in a violation of, the Investment Company Act.

       (p)    United States Income Tax

              Neither Funding 2 nor the Mortgages Trustee will engage in any activities in the United States (directly or through agents), derive any income from United States sources as determined under the Code, or hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under the Code.

       (q)    Accountants

              PricewaterhouseCoopers LLP are a registered public accounting firm and independent with respect to Funding 2 within the meaning of the Securities Act.

       (r)    Legal Agreements

              The representations and warranties given by Funding 2 and the Mortgages Trustee in the Legal Agreements are true and accurate, and the description of the Legal Agreements as set out in the Prospectus is true and correct in all material respect.

       Unless otherwise indicated, the representations and warranties set out in this Clause 6 shall be made on the date of the Prospectus and, if different, the date of this Agreement.

7.     REPRESENTATIONS AND WARRANTIES OF NRPLC

       NRPLC represents and warrants to, and agrees with, the Underwriters and each of them and, in the case of the matters referred to in Clause 7(f) below, to and with the Mortgages Trustee that:

       (a)    Incorporation, Capacity and Authorization

              It is a public limited company duly incorporated and validly existing under the laws of England and Wales, with full power and authority to conduct its business as described in the Prospectus, to execute this Agreement and the Legal Agreements to which it is a party and to undertake and perform the obligations expressed to be assumed by it herein and therein and has taken all necessary action to approve and authorize the same and is lawfully qualified to do business in England and Wales; and NRPLC has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, administrator, administrative receiver or similar officer of it or of any or all of its assets or revenues; and it is not in liquidation.

       (b)    Validity of Legal Agreements

              This Agreement has been duly authorized, executed and delivered by NRPLC and constitutes, and the other Legal Agreements to which NRPLC is a party will be duly authorized by NRPLC prior to the Closing Date and on the Closing Date will constitute, legal, valid and binding obligations of NRPLC, enforceable against NRPLC in accordance with their respective terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles.

       (c)    Related Security

              NRPLC has not received notice of, and no solicitor employed in the NRPLC Solicitors' Department is actually aware of, any material litigation or claim, of any pending material litigation or claim, calling into question NRPLC's title to any Related Security or the value of any security therefor or its right to assign any such Related Security to the Mortgages Trustee.

       (d)    Consents

              All consents, approvals and authorizations of all United Kingdom regulatory authorities required on the part of NRPLC for or in connection with the execution and performance of the transactions contemplated by the Legal Agreements to which NRPLC is a party have been, or will be prior to the Closing Date be, obtained and are, or will prior to the Closing Date be, in full force and effect including, without limiting the generality of the foregoing, NRPLC having received a standard license under the Consumer Credit Act 1974 and NRPLC being registered under the DPA.

       (e)    Compliance

              The authorization of the terms and conditions of this Agreement, the execution and delivery of the Legal Agreements to which NRPLC is a party, the implementation of the transactions contemplated by such Legal Agreements and compliance with the terms of such Legal Agreements do not and will not (i) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Memorandum and Articles of Association of NRPLC, or any agreement or instrument to which NRPLC is a party or by which it or any of its assets or properties is bound, where such breach or default might have a material adverse effect in the context of the issue of the Notes; or (ii) infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court having jurisdiction over NRPLC or any of its assets or properties; or (iii) result in the creation or imposition of any mortgage, charge, pledge, lien or other security interest on any of its assets or properties, other than those created in, or imposed by, the Legal Agreements themselves.

       (f)    No Material Misstatements or Omissions

              (I) The conditions to the use of a registration statement on Form S-3 under the Securities Act have been satisfied. The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, the Initial Preliminary Prospectus, as of its date, the Revised Preliminary Prospectus, as of its date, and the Prospectus, as of the date of the Prospectus Supplement, complied and on the Closing Date will comply in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act and the rules and regulations of the Commission thereunder. The Registration Statement, as of the applicable effective date as to each part of the

              Registration Statement and any amendment thereto pursuant to Rule 430B(f)(2) under the Act, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that NRPLC makes no representations, warranties or agreements as to:
              (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Note Trustee under the Trust Indenture Act, and (ii) statements or omissions in the Registration Statement made in reliance upon and in conformity with the Underwriter Information;

              (II) the Initial Preliminary Prospectus (except for the omission of any pricing related information and any information relating to an Issuer Swap Provider), as of its date and as of the Time of Sale, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that NRPLC makes no representations, warranties or agreements as to statements or omissions in the Initial Preliminary Prospectus made in reliance upon and in conformity with the Underwriter Information;

              (III) the Revised Preliminary Prospectus (except for the omission of any pricing related information), as of its date and as of the Time of Sale, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that NRPLC makes no representations, warranties or agreements as to statements or omissions in the Revised Preliminary Prospectus made in reliance upon and in conformity with the Underwriter Information;

              (IV) the information and statements contained in the Investor Presentation, as of November 13, 2006 and as of the Time of Sale, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (V) the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that NRPLC makes no representations, warranties or agreements as to statements or omissions in the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with the Underwriter Information; and

              (VI) the documents incorporated by reference in the Initial Preliminary Prospectus, the Revised Preliminary Prospectus and the Prospectus, when they were filed with the Commission under the Exchange Act, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; provided, however, that NRPLC makes no representation, warranty or agreement as to the documents incorporated by reference under the heading "The issuer swap provider" in the Revised Preliminary Prospectus and the Prospectus.

       (g)    Beneficial Owner

              Following the completion of the assignment of the New Mortgage Portfolios to the Mortgages Trustee on October 30, 2006 and November 20, 2006, respectively, pursuant to and in accordance with the Mortgage Sale Agreement and pursuant to and in accordance with the terms of the Mortgages Trust Deed, the Mortgages Trustee has held the New Mortgage Portfolios and has held and will continue to hold the Mortgage Portfolio on a bare trust for the benefit of Funding, Funding 2 and NRPLC in undivided shares absolutely.

       (h)    Litigation

              It is not a party to, and no solicitor in NRPLC's Solicitors' Department is actually aware of, any actions, suits or proceedings in relation to claims or amounts which could, if determined adversely to NRPLC, materially adversely affect NRPLC's ability to perform its obligations under the Legal Agreements.

       (i)    Mortgage Sale Agreement and Mortgages Trust Deed

              The representations and warranties given by NRPLC in the Mortgage Sale Agreement are true and accurate in all material respects as when stated to be made and the representations and warranties given by NRPLC in the Mortgages Trust Deed are true and accurate in all material respects as when stated to be made.

       Unless otherwise indicated, the representations and warranties set out in this Clause 7 shall be made on the date of the Prospectus and, if different, the date of this Agreement.

8.     COVENANTS OF THE MASTER ISSUER, FUNDING 2, THE MORTGAGES TRUSTEE AND
       NRPLC

8.1 Each of the Master Issuer and, where expressly provided, Funding 2, the Mortgages Trustee and NRPLC severally (and not jointly) covenants to, and agrees each for itself with, the Underwriters and each of them that:

       (a)    The Registration Statement

              The Master Issuer, Funding 2 and the Mortgages Trustee will (i) file with the Commission the final Prospectus (in a form approved by the Lead Underwriters) pursuant to Rule 424(b) under the Securities Act not later than the relevant time period prescribed therein, (ii) make no further amendment to the Registration Statement or supplement to the Prospectus prior to the Closing Date except as permitted herein, (iii) advise the Lead Underwriters, promptly after they receive notice thereof, of the time, during the period a Prospectus is required to be delivered in connection with the offer and sale of the US Notes, when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, (iv) furnish the Lead Underwriters with copies thereof for their review prior to filing and not to file any such proposed amendment or supplement to which the Lead Underwriters reasonably object and (v) provide evidence satisfactory to the Lead Underwriters of such timely filing(s).

       (b)    Signed Prospectus

              The Master Issuer will deliver to the Underwriters, without charge, on the date of this Agreement and during the Prospectus Delivery Period, such number of copies of the Prospectus (including all amendments and supplements thereto) as the Underwriters may reasonably request, and the Master Issuer will furnish to the Lead Underwriters on the date of this Agreement four copies of the Prospectus signed by a duly authorized director of the Master Issuer. The Master Issuer will also promptly furnish each Underwriter (to the extent not already furnished) and its counsel one signed copy of the Registration Statement as originally filed and each amendment or supplement thereto, including all consents and exhibits filed therewith and all documents incorporated by reference therein. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the US Notes as in the opinion of counsel for the Underwriters a prospectus relating to the US Notes is required by law to be delivered in connection with sales of the US Notes by any Underwriter or dealer.

       (c)    Notify Material Omission

              If, during such period of time after the first date of the public offering of the US Notes that a prospectus is required by law to be delivered in connection with offers and sales by the Underwriters or any dealer, (i) any event shall have occurred as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or (ii) if for any other reason it shall be necessary to amend or supplement the Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Registration Statement or the Prospectus in order to comply with the Securities Act or the Exchange Act, then the Master Issuer will promptly (A) notify the Underwriters, (B) prepare and file with the Commission any amendment or supplement to the Registration Statement or the Prospectus which corrects such statement or omission or effects such compliance, and (C) furnish without charge to the Underwriters as many copies as the Lead Underwriters may reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance. The provisions of Clauses 5(a), 5(b), 5(c), 5(o), 6(a), 6(b), 6(c), 7(a) and 7(f) shall be deemed to be repeated by, as applicable, the Master Issuer, Funding 2, the Mortgages Trustee and NRPLC (as applicable) as of the date of each such amended or supplemented Prospectus on the basis that each reference to "Prospectus" in such provisions of Clauses 5, 6 and 7 shall be deemed to be a reference to the Prospectus as amended or supplemented as of such date.

       (d)    Notify Change

              Without prejudice to its obligations under Clause 8.1(c), the Master Issuer will notify the Underwriters promptly of any change affecting any of its representations, warranties, covenants, agreements or indemnities in this Agreement at any time prior to payment of the gross underwriting proceeds for the Notes being made to the Master Issuer on the Closing Date and will take such steps as may be reasonably requested by the Lead Underwriters to remedy and/or publicize the same.

       (e)    Official Announcements

              Between the date of this Agreement and the Closing Date (both dates inclusive) none of NRPLC, the Master Issuer, Funding 2 or the Mortgages Trustee will, without the prior approval of the Lead Underwriters on behalf of the Underwriters (such approval not to be unreasonably withheld or delayed), make any official announcement which would have an adverse effect on the marketability of the US Notes.

       (f)    Stamp Duty

              (i) The Master Issuer will pay any stamp duty, issue, registration, documentary or other taxes of a similar nature and duties that it is required to pay under any obligation in the Legal Agreements to which it is a party payable in the United Kingdom, Belgium, Luxembourg or the United States, including interest and penalties, in connection with the creation, issue, distribution and offering of the Notes, or in connection with the execution, delivery or enforcement of any of the Legal Agreements to which it is a party together with any value added, turnover or similar tax payable in respect of that amount (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it);

              (ii) Funding 2 will pay any stamp duty, issue, registration, documentary or other taxes of a similar nature and duties that it is required to pay under any obligation in the Legal Agreements to which it is a party payable in the United Kingdom or the United States, including interest and penalties, or in connection with the execution, delivery or enforcement of any of the Legal Agreements to which it is a party (other than in respect of the execution, delivery or enforcement of the Mortgages Trust Deed and any Legal Agreement to which the Master Issuer is a party) together with any value added, turnover or similar tax payable in respect of that amount (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it); and

              (iii) The Mortgages Trustee will pay any stamp duty, issue, registration, documentary or other taxes of a similar nature and duties that it is required to pay under any obligation in the Legal Agreements to which it is a party payable in the United Kingdom, Jersey, Channel Islands or the United States, including interest and penalties, or in connection with the execution, delivery or enforcement of the Mortgages Trust Deed (including any amendment thereto) and the Mortgage Sale Agreement (including any amendment thereto) (together with any value added, turnover or similar tax payable in respect of that amount (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it)) but will be promptly reimbursed an amount equal to any such payments by the Beneficiaries in accordance with the terms of the Mortgages Trust Deed.

       (g)    United States Income Tax

              The Master Issuer will not engage in any activities in the United States (directly or through agents), will not derive any income from United States sources as determined under the Code and will not hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under the Code.

       (h)    Payment of Fees, Charges, Costs and Duties

              (i) Without prejudice to the generality of Clause 10.1, the Master Issuer will pay all and any fees, charges, costs and duties and any stamp and other similar taxes or duties that it is required to pay under the Legal Agreements to which it is a party, including interest and penalties, arising from or in connection with the creation of the security for the Notes and the obligations of the Master Issuer under the Supplemental Issuer Trust Deed and for the other amounts to be secured as contemplated by the Issuer Deed of Charge (as amended by the Issuer Deed of Accession), and the perfection of such security at any time;

              (ii) Without prejudice to the generality of Clause 10.1, Funding 2 will pay all and any fees, charges, costs and duties and any stamp and other similar taxes or duties that it is required to pay under the Legal Agreements to which it is a party, including interest and penalties, arising from or in connection with the creation of the security for the Loan Tranches under the Global Loan Facility and for the other amounts to be secured as contemplated by the Funding 2 Deed of Charge and the perfection of such security at any time; and

              (iii) Without prejudice to the generality of Clause 10.1, the Mortgages Trustee will pay all and any fees, charges, costs and duties and any stamp and other similar taxes or duties that it is required to pay under the Legal Agreements to which it is a party, including interest and penalties, arising from or in connection with the purchase of the Related Security (and related property and rights) excluding H.M. Land Registry fees and/or Registers of Scotland fees (as applicable) (it being agreed that registration or recording at H.M. Land Registry and/or the Registers of Scotland (as applicable) of the transfer of the Related Security to the Mortgages Trustee will not be applied for except in the circumstances specified in the Administration Agreement); but on the basis that the Mortgages Trustee will be reimbursed such fees, charges, costs and duties and any stamp and other similar taxes or duties (including interest and penalties) by the Beneficiaries pursuant to the terms of the Mortgages Trust Deed.

       (i)    Perform All Required Actions

              On or prior to the Closing Date each of NRPLC, the Master Issuer, Funding 2 and the Mortgages Trustee will do all things reasonably within each of their respective powers and required of each of them on such date under the terms of the Legal Agreements to which each is a party.

       (j)    Review of Related Security

              NRPLC will deliver to the Lead Underwriters on or about the date of this Agreement a letter (referred to as the auditors' pool audit report) addressed to the Underwriters or their affiliates (relating to the review by PricewaterhouseCoopers LLP of the Mortgage Loans and their Related Security) dated on or about the date of this Agreement in the agreed form addressed to NRPLC and the Underwriters from PricewaterhouseCoopers LLP.

       (k)    Conditions Precedent

              The Master Issuer will use all reasonable endeavors to procure satisfaction on or before the Closing Date of the conditions referred to in Clause 9 of this Agreement.

       (l)    Issuer Cash Management Agreement

              The Master Issuer will use all reasonable endeavors to procure that NRPLC complies with its obligations under the Issuer Cash Management Agreement.

       (m)    Administration Agreement

              Funding 2 and the Mortgages Trustee will use all reasonable endeavors to procure that NRPLC complies with its obligations under the Administration Agreement.

       (n)    Charges and Security Interests

              (i) The Master Issuer will procure that each of the charges and other security interests created by or contained in the Issuer Deed of Accession is registered within all applicable time limits in all appropriate registers; and

              (ii) Funding 2 will procure that each of the charges and other security interests created by or contained in the Funding 2 Deed of Charge is registered within all applicable time limits in all appropriate registers.

       (o)    Ratings

              None of NRPLC, the Master Issuer, Funding 2 or the Mortgages Trustee will take, or cause to be taken, any action and none of them will permit any action to be taken which it knows or has reason to believe would result in the US Notes not being assigned an AAA rating for the Series 2006-4 Class A1 Notes, the Series 2006-4 Class A4 Notes and the Series 2006-4 Class A6 Notes, an AA rating for the Series 2006-4 Class B1 Notes, an A rating for the Series 2006-4 Class M1 Notes and the Series 2006-4 Class M2 Notes and a BBB rating for the Series 2006-4 Class C1 Notes and the Series 2006-4 Class C2 Notes by Fitch Ratings Ltd. ("Fitch Ratings"); an Aaa rating for the Series 2006-4 Class A1 Notes, the Series 2006-4 Class A4 Notes and the Series 2006-4 Class A6 Notes, an Aa3 rating for the Series 2006-4 Class B1 Notes, an A2 rating for the Series 2006-4 Class M1 Notes and the Series 2006-4 Class M2 Notes and a Baa2 rating for the Series 2006-4 Class C1 Notes and the Series 2006-4 Class C2 Notes by Moody's Investors Service Limited ("Moody's"); and an AAA rating for the Series 2006-4 Class A1 Notes, the Series 2006-4 Class A4 Notes and the Series 2006-4 Class A6 Notes, an AA rating for the Series 2006-4 Class B1 Notes, an A rating for the Series 2006-4 Class M1 Notes and the Series 2006-4 Class M2 Notes and a BBB rating for the Series 2006-4 Class C1 Notes and the Series 2006-4 Class C2 Notes by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's").

       (p)    Legal Agreements

              Prior to closing on the Closing Date none of NRPLC, the Master Issuer, Funding 2 or the Mortgages Trustee will amend the terms of the executed Legal Agreements, nor execute any of the other Legal Agreements other than in the agreed form, without the consent of the Lead Underwriters (such consent not to be unreasonably withheld or delayed).

       (q)    Commission Filings

              The Master Issuer, Funding 2 and the Mortgages Trustee will file, in a timely manner, with the Commission during any period during which a prospectus relating to the Notes is required to be delivered under the Securities Act until three months after the Closing Date (the "Marketing Period"), all documents (and any amendments to previously filed documents) required to be filed by them pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act; provided that none of the Master Issuer, Funding 2 or the Mortgages Trustee will file any such document or amendment unless the Master Issuer, Funding 2 and the Mortgages Trustee have furnished the Lead Underwriters with copies for their review prior to filing and none of them will file any such proposed document or amendment until the Underwriters have been consulted and given a reasonable opportunity to comment on such document or amendment.

       (r)    Copies of Filings and Commission

              If during the Marketing Period there is (i) any amendment to the Registration Statement, (ii) any amendment or supplement to the Prospectus, or (iii) any material document filed by the Master Issuer, Funding 2 or the Mortgages Trustee with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act including but not limited to (A) any interim or any report submitted to the Commission on Form 6-K ("Form 6-K") or Form 20-F ("Form 20-F") under the Exchange Act and the rules and regulations thereunder or (B) any amendment of or supplement to any such document, the Master Issuer, Funding 2 and the Mortgages Trustee, as the case may be, will furnish a copy thereof to each Underwriter, and counsel to the Underwriters.

       (s)    Notice to Underwriters of Certain Events

              During the Marketing Period, the Master Issuer will advise the Underwriters immediately (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission whether written or oral, for an amendment or supplement to the Registration Statement, to any Prospectus or to any material document filed by the Master Issuer, Funding 2 or the Mortgages Trustee with or submitted to the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and the rules and regulations thereunder or for any additional information and the Master Issuer, Funding 2 and the Mortgages Trustee will afford the Underwriters a reasonable opportunity to comment on any such proposed amendment or supplement, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of the Prospectus or any document incorporated by reference therein, (iv) of receipt by NRPLC or the Master Issuer of any notification with respect to the suspension of the qualification of the US Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of any downgrading in the rating of the Notes or any debt securities of NRPLC or the Master Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or if any such organisation shall have informed NRPLC or the Master Issuer or made any public announcement that any such organisation has under surveillance or review its rating of any debt securities of NRPLC or the Master Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating) as soon as such announcement is made or NRPLC or the Master Issuer is so informed.

       (t)    Stop Orders

              The Master Issuer will use its best efforts to prevent the issuance of any stop order or the suspension of any qualification and if, during the Marketing Period, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement or such qualification of the US Notes for sale in any jurisdiction is suspended, the Master Issuer will make every reasonable effort to obtain the lifting of that order or suspension at the earliest possible time.

       (u)    Blue Sky Qualifications

              The Master Issuer will co-operate with the Underwriters to qualify the US Notes for offering and sale under the securities laws of such jurisdictions of the United States as the Underwriters may designate, to maintain such qualifications in effect for as long as may be required for the distribution of the US Notes and to file such statements and reports as may be required by the laws of each jurisdiction in which the US Notes have been qualified as above provided that in connection therewith the Master Issuer shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to take any other action that would subject it to service of process in suits in any jurisdiction other than those arising out of the offering or sale of the US Notes in such jurisdiction or to register as a dealer in securities or to become subject to taxation in any jurisdiction.

8.2 NRPLC covenants to and agrees with the Underwriters and each of them that:

       (a)    Notify Change

              NRPLC will notify the Underwriters promptly of any change affecting any of its representations, warranties, covenants, agreements or indemnities in this Agreement at any time prior to payment of the gross underwriting proceeds of the Notes being made to the Master Issuer on the Closing Date and will take such steps as may be reasonably requested by the Lead Underwriters to remedy and/or publicize the same. In the event that the Prospectus is amended or supplemented pursuant to Clause 8.1(c) above, then the representations and warranties contained in Clause 7(f) shall be deemed to be repeated by NRPLC as of the date of such amended Prospectus or supplement to the Prospectus, on the basis that each reference to "Prospectus" in Clause 7(f) shall be deemed to be a reference to the Prospectus as amended or supplemented as at such date.

       (b)    Perform All Required Actions

              On or prior to the Closing Date, NRPLC will do all things reasonably within its power and required of it on such date under the terms of the Legal Agreements to which it is a party.

       (c)    Legal Agreements

              Prior to closing on the Closing Date NRPLC will not amend the terms of any of the already executed Legal Agreements, nor execute any of the other Legal Agreements other than in the agreed form, without the consent of the Lead Underwriters (such consent not to be unreasonably withheld or delayed).

8.3    Written Communications

       (a) The following terms have the specified meanings for purposes of this Agreement:

              "Bloomberg Submission" means the pricing material (in electronic form) sent via Bloomberg e-mail by the Underwriters to investors; provided, that references to Bloomberg Submission in this Agreement shall mean the final pricing information accurately displayed on Bloomberg;

              "Free Writing Prospectus" means and includes any information relating to the US Notes disseminated by the Master Issuer or any Underwriter that constitutes a "free writing prospectus" within the meaning of Rule 405 under the Securities Act;

              "Issuer Information" means (1) the information contained in any Underwriter Free Writing Prospectus (as defined below) which information is also included in the Initial Preliminary Prospectus or the Revised Preliminary Prospectus (other than Underwriter Information), (2) information in the Initial Preliminary Prospectus or the Revised Preliminary Prospectus or provided by the Master Issuer, Funding 2, the Mortgages Trustee or NRPLC that is used to calculate or create any Derived Information, in each case in its final form and as filed under Rule 433 under the Securities Act and (3) any computer tape or data in respect of the US Notes or the related Mortgage Loans furnished by the Master Issuer, Funding 2, the Mortgages Trustee or NRPLC to any Underwriter; and

              "Derived Information" means such written information regarding the US Notes as is disseminated by any Underwriter to a potential investor, which information is neither (1) Issuer Information nor (2) contained in the Registration Statement, the Initial Preliminary Prospectus, the Revised Preliminary Prospectus, the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the US Notes that is disseminated by any Underwriter to a potential investor).

       (b) The Master Issuer will not disseminate to any potential investor any information relating to the US Notes that constitutes a "written communication" within the meaning of Rule 405 under the Securities Act, other than the Time of Sale Information and the Prospectus, unless the Master Issuer has obtained the prior consent of the Lead Underwriters (which consent will not be unreasonably withheld).

       (c) Neither the Master Issuer nor any Underwriter shall disseminate or file with the Commission any information relating to the US Notes in reliance on Rule 167 or 426 under the Securities Act, nor shall the Master Issuer or any Underwriter disseminate any Underwriter Free Writing Prospectus (as defined below) "in a manner reasonably designed to lead to its broad unrestricted dissemination" within the meaning of Rule 433(d) under the Securities Act.

       (d) The Master Issuer and the Underwriters each agree that any Free Writing Prospectus prepared by it shall comply in all material respects with the Securities Act and the Rules and Regulations and shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Securities Act:

              The issuing entity has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the Commission for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Commission Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free _________.

       (e) In the event the Master Issuer or NRPLC becomes aware that, as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in the light of the circumstances under which they were made, not misleading (a "Defective Prospectus"), the Master Issuer or NRPLC shall promptly notify the Lead Underwriters of such untrue statement or omission no later than one business day after discovery and the Master Issuer shall, if requested by the Lead Underwriters, prepare and deliver to the Underwriters a Corrected Prospectus.

       (f) In the event that any Underwriter shall incur any costs to any investor in connection with the reformation of the Contract of Sale with such investor that received a Defective Prospectus, the Master Issuer agrees to reimburse such Underwriter for such costs.

       (g) Each Underwriter represents, warrants, covenants and agrees with the Master Issuer that:

              (i) Other than the Initial Preliminary Prospectus, the Revised Preliminary Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the US Notes; provided, however, that (A) each Underwriter may prepare and convey -------- ------- one or more "written communications" (as defined in Rule 405 under the Securities Act) containing no more than the following: (1) information included in the Initial Preliminary Prospectus or the Revised Preliminary Prospectus with the consent of the Master Issuer, (2) information relating to the class, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the US Notes, the weighted average life, expected final payment date, the trade date and payment window of one or more classes of US Notes and any credit enhancement expected to be provided with respect to the US Notes, (3) the eligibility of the US Notes to be purchased by ERISA plans, (4) a column or other entry showing the status of the subscriptions for the US Notes (both for the issuance as a whole and for each Underwriter's retention) and/or expected pricing parameters of the US Notes and (5) any "ABS informational and computational materials" as defined in Item 1101(a) of Regulation AB under the Securities Act (each such written communication, an "Underwriter Free Writing Prospectus"); (B) unless otherwise consented to by the Master Issuer, no Underwriter Free Writing Prospectus shall be conveyed if, as a result of such conveyance, the Master Issuer shall be required to make any registration or other filing solely as a result of such Underwriter Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act other than the filing of the final terms of the US Notes pursuant to Rule 433(d)(5)(ii) of the Securities Act; and (C) each Underwriter will be permitted to provide information (including the Bloomberg Submission) customarily included in confirmations of sale of securities and notices of allocations and information delivered in compliance with Rule 134 under the Securities Act.

              (ii) If a Defective Prospectus has been corrected with a Corrected Prospectus, it shall comply with the requirements for reformation of the original Contract of Sale, as described in Section IV.A.2.c. of the Commission's Securities Offering Reform Release No. 33-8591.

       (h) The Master Issuer agrees to file with the Commission when required under the Rules and Regulations the following:

              (i) any Free Writing Prospectus that is included in the Time of Sale Information (any such Free Writing Prospectus, an "Issuer Free Writing Prospectus");

              (ii) subject to the Underwriters' compliance with Clause 8.3(g), any Underwriter Free Writing Prospectus at the time required to be filed; and

              (iii) any Free Writing Prospectus for which the Master Issuer or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Master Issuer or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

       (i) NRPLC, Funding 2 and the Mortgages Trustee will cause any Issuer Free Writing Prospectus with respect to the US Notes to be filed with the Commission to the extent required by Rule 433 under the Securities Act.

       (j) Notwithstanding the provisions of Clauses 8.3(h) and 8.3(i), the Master Issuer, Funding 2, the Mortgages Trustee and NRPLC will not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

9.     CONDITIONS PRECEDENT

9.1 The obligation of the Underwriters under this Agreement to subscribe for the US Notes is subject to the following conditions precedent:

       (a)    The Registration Statement

              (i) If a post-effective amendment is required to be filed with the Commission, such post-effective amendment shall have become effective not later than 9:00 a.m. New York City time on the date hereof;

              (ii) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the applicable time period prescribed for such filing by Rule 424(b) and in accordance with Clause 5(a) hereof; and

              (iii) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission.

       (b)    Execution of Legal Agreements and the Global Notes

              The execution and delivery by all parties thereto of the Legal Agreements and the Global Notes representing each class of the US Notes on or prior to the Closing Date.

       (c)    Admission to Trading

              The US Notes having been admitted to the Official List, on the Market and the London Stock Exchange having agreed to admission of the US Notes to trading on the Market on or about the Closing Date.

       (d)    Legal Opinions

              On or prior to the Closing Date, there having been delivered to the Master Issuer, the Underwriters, the Note Trustee and the Issuer Security Trustee copies of the following, in form and substance satisfactory to the Lead Underwriters, the Note Trustee, the Issuer Security Trustee and the Rating Agencies, dated the Closing Date:

              (i) Opinions of Sidley Austin, legal and tax advisers as to English law and legal counsel as to US federal securities law and New York law to NRPLC, addressed to NRPLC, the Mortgages Trustee, Funding 2, the Master Issuer, the Underwriters, the Dealers, the Note Trustee and the Issuer Security Trustee;

              (ii) A disclosure letter of Sidley Austin, legal counsel as to US federal securities law to NRPLC, addressed to the Underwriters;

              (iii) An opinion of Sidley Austin LLP, tax counsel as to US federal income tax law, addressed to the Underwriters;

              (iv) An opinion of Mourant du Feu & Jeune, legal advisers as to Jersey law to the Mortgages Trustee, addressed to Funding 2, the Mortgages Trustee, the Underwriters, the Dealers, the Note Trustee and the Issuer Security Trustee;

              (v) An opinion of Tods Murray LLP, legal advisers as to Scots law to NRPLC, addressed to NRPLC, the Mortgages Trustee, Funding 2, the Master Issuer, the Underwriters, the Dealers, the Note Trustee and the Issuer Security Trustee;

              (vi) A disclosure letter of Allen & Overy LLP, legal advisers as to US federal securities law to the Underwriters and the Dealers, addressed to the Underwriters and the Dealers; and

              (vii) An opinion of in-house counsel for each Issuer Swap Provider, addressed to the Issuer, the Note Trustee, the Issuer Security Trustee, NRPLC and the Underwriters.

       (e)    Auditors' Letter

              There having been addressed and delivered to the Underwriters
              (i) a letter, dated on or about the date of this Agreement, in form and substance satisfactory to the Lead Underwriters, containing statements and information of the type ordinarily included in auditors' "comfort letters" with respect to certain financial, statistical and other information contained in the Initial Preliminary Prospectus, the Revised Preliminary Prospectus and the Prospectus from PricewaterhouseCoopers LLP, and (ii) a letter (referred to as a "bring down letter"), dated the Closing Date, in form and substance satisfactory to the Lead Underwriters, containing statements with respect to matters specified in sub-clause (i) above, in each case from PricewaterhouseCoopers LLP.

       (f)    Additional Auditors' Letter

              On or about the date of this Agreement, there having been addressed and delivered to the Underwriters a letter, in form and substance satisfactory to the Lead Underwriters, containing statements and information of the type ordinarily included in auditors' "comfort letters" with respect to certain financial, statistical and other information contained in the Initial Preliminary Prospectus, the Revised Preliminary Prospectus and the Prospectus from KPMG LLP.

       (g)    Certified Constitutional Documents

              On or prior to the Closing Date, there having been delivered to the Lead Underwriters on behalf of the Underwriters a copy, certified by a duly authorized director or the company secretary of, as applicable, the Master Issuer, Funding 2 and the Mortgages Trustee of: (i) the Memorandum and Articles of Association of each of the Master Issuer, Funding 2 and the Mortgages Trustee; (ii) the resolution of the Board of Directors of each of the Master Issuer, Funding 2 and the Mortgages Trustee authorizing the execution of this Agreement and the other Legal Agreements and the entry into and performance of the transactions contemplated thereby; and (iii) in respect of the Master Issuer, the issue of the Notes and the entry into and performance of the transactions contemplated thereby.

       (h)    Accuracy of Representations

              At the Closing Date: (i) the representations and warranties of the Master Issuer, Funding 2, the Mortgages Trustee and NRPLC in this Agreement being true, accurate and correct at, and as if made on, the Closing Date and the Master Issuer, Funding 2, the Mortgages Trustee and NRPLC having performed all of their obligations in the Legal Agreements to be performed on or before the Closing Date; and (ii) there having been delivered to the Underwriters a certificate to that effect signed by a duly authorized officer of, as applicable, the Master Issuer, Funding 2, the Mortgages Trustee and NRPLC, dated the Closing Date and confirming that, since the date of this Agreement, there has been no adverse change, nor any development involving a prospective adverse change, in or affecting the operations, properties, financial condition or prospects of the Master Issuer, Funding 2, the Mortgages Trustee or NRPLC which is material in the context of the issue of the Notes.

       (i)    Circumstances for Termination

              On or prior to the Closing Date, in the opinion of the Lead Underwriters (after consultation with NRPLC, if practicable), none of the circumstances described in Clause 12.1(c) or 12.1(d) having arisen.

       (j)    Ratings

              Receipt of notification from Fitch Ratings, Moody's and Standard & Poor's that the ratings for the Notes described in the Prospectus have been assigned either without conditions or subject only to the execution and delivery on or before the Closing Date of the Legal Agreements and legal opinions in all material respects in the form in which they shall then have been executed and delivered on or prior to the Closing Date, there not having been a public announcement from any of the above rating agencies that such agency has revised downwards or withdrawn or placed on review or "creditwatch" with negative implications or with implications of a possible change that does not indicate the direction of such possible change (or other similar publication of formal review by the relevant rating agency) any existing credit rating assigned to the Notes or the long term debt of NRPLC.

       (k)    Other Issues

              The Reg S Notes having been or being issued and subscribed and paid for pursuant to the Subscription Agreement and the Programme Agreement prior to or contemporaneously with the issue, subscription and payment for the US Notes hereunder.

       (l)    Material Adverse Event

              There not having been between the date of this Agreement and the Closing Date any change or any development or event reasonably likely to involve a prospective change which would, in the judgement of the Lead Underwriters, be materially adverse to the financial or trading condition of the Master Issuer, Funding 2, the Mortgages Trustee or NRPLC from that set forth in the Time of Sale Information or the Prospectus, or rendering untrue and incorrect any of the representations and warranties contained in Clauses 5, 6 and 7 as though the said representations and warranties had been given on the Closing Date with reference to the facts and circumstances prevailing at that date nor the failure of the Master Issuer, Funding 2, the Mortgages Trustee or NRPLC to perform each and every covenant to be performed by it pursuant to the Legal Agreements, the Mortgage Loans and the Related Security on or prior to the Closing Date.

       (m)    Solvency Certificates

              (i) The Master Issuer having furnished or caused to be furnished to the Underwriters and the Note Trustee a solvency certificate, dated the Closing Date, of a duly authorized director of the Master Issuer in the agreed form;

              (ii) Funding 2 having furnished or caused to be furnished to the Master Issuer, NRPLC and the Issuer Security Trustee a solvency certificate, dated the Closing Date, of a duly authorized director of Funding 2 in the agreed form;

              (iii) The Mortgages Trustee having furnished or caused to be furnished to the Underwriters, the Master Issuer, the Issuer Security Trustee and NRPLC a solvency certificate, dated the Closing Date, of a duly authorized director of the Mortgages Trustee in the agreed form; and

              (iv) NRPLC having furnished or caused to be furnished to the Underwriters, the Master Issuer, the Issuer Security Trustee, Funding 2 and the Mortgages Trustee a solvency certificate, dated the Closing Date, of a duly authorized officer or director of NRPLC in the agreed form.

       (n)    Mortgage Sale Agreement

              All of the steps required by Clause 4 of the Mortgage Sale Agreement for the purposes of the purchase of a New Mortgage Portfolio (as defined therein) by the Mortgages Trustee from NRPLC on the applicable Assignment Date and related rights to be acquired from NRPLC pursuant thereto having been taken.

9.2 Prior to the Closing Date, there shall be furnished to the Lead Underwriters such further information, certificates, opinions and documents as the Lead Underwriters may reasonably request.

9.3 If any of the conditions specified in this Clause 9 have not been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in all material respects in form and substance to the Lead Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled (provided, however, that the liability of the Master Issuer in relation to expenses as provided under, or under any arrangements referred to in, Clause 10 and any liability arising before or in relation to such termination shall not be cancelled) at, or at any time prior to, the Closing Date by the Lead Underwriters. Notice of such cancellation shall be given to the Master Issuer in writing or by telephone or facsimile confirmed in writing.

9.4 The Lead Underwriters, on behalf of the Underwriters, may, in their discretion, waive compliance with the whole or any part of this Clause 9.

10.    EXPENSES

10.1   General Expenses

       The Master Issuer covenants to pay or cause to be paid the following (together with (i) in respect of taxable supplies made to the Master Issuer, any amount in respect of value added tax or similar tax payable in respect thereof against production of a valid tax invoice and (ii) in respect of taxable supplies made to a person other than the Master Issuer, any amount in respect of Irrecoverable VAT (for the purposes of this Agreement "Irrevocable VAT" means any amount in respect of VAT incurred by a party to the Transaction Documents (for the purposes of this definition, a "Relevant Party") as part of a payment in respect of which it is entitled to be indemnified under the relevant Transaction Documents to the extent that the Relevant Party does not or will not receive and retain a credit or repayment of such VAT as input tax (as that expression is defined in section 24(1) of the Value Added Tax Act
       1994) for the prescribed accounting period (as that expression is used in section 25(1) of the Value Added Tax Act 1994) to which such input tax relates) or similar tax payable in respect thereof against production of a valid tax invoice): (a) the fees, disbursements and expenses of the Master Issuer's legal advisers and accountants and all other expenses of the Master Issuer in connection with the issue (including without limitation any filing fees payable to the Commission in connection with the registration of the US Notes under the Securities Act and any fees payable in connection with the qualification of the US Notes for offering and sale pursuant to any NASD regulatory provisions or under any applicable United States state securities, Blue Sky or similar laws) and listing of the Notes (including without limitation, any advertisements required in connection therewith); the preparation and delivery of each class of the Notes in global form and (if required) definitive form; the costs of the initial delivery and distribution of the Notes (including, without limitation, transportation, packaging and insurance) and the initial fees and expenses of The Depository Trust Company in relation to the Notes (excluding any such fees and expenses arising as a result of any transfer of the Notes); the preparation and printing of the Time of Sale Information and the Prospectus (in proof, preliminary and final form) and any amendments and supplements thereto and the mailing and delivery of copies of this Agreement to the Underwriters; (b) the cost of printing or reproducing the Legal Agreements and any other documents prepared in connection with the offering, issue and initial delivery of the Notes; (c) the fees and expenses of the Note Trustee and the Issuer Security Trustee (including fees and expenses of legal advisers to the Note Trustee and the Issuer Security Trustee), the US Paying Agent and the Agent Bank in each case reasonably incurred in connection with the preparation and execution of the Legal Agreements and any other relevant documents and the issue of the Notes and compliance with the Conditions of the Notes; (d) the fees and expenses incurred or payable in connection with obtaining a rating for the Notes from Fitch Ratings, Moody's and Standard & Poor's and annual fees in connection with such rating or any other rating from such institution for the Notes; (e) the fees and expenses payable in connection with obtaining and maintaining the admission to trading of the Notes on the Market; (f) reasonable out-of-pocket expenses (excluding legal expenses) incurred by the Lead Underwriters on behalf of the Underwriters in connection with the transactions contemplated hereby; and (g) any reasonable amount in respect of the fees and disbursements of the Underwriters' legal advisers in relation thereto.

10.2   Reimbursement

       The Master Issuer will reimburse the Underwriters for all amounts in connection with the issue of the Notes which it has agreed to pay pursuant to Clause 10.1.

       For the avoidance of doubt, references to costs and expenses in this Agreement shall be deemed to include, in addition, references to any irrecoverable UK value added tax payable in respect of such costs and expenses.

10.3   Gross Underwriting Proceeds

       The Master Issuer undertakes that on the Closing Date it will apply the gross underwriting proceeds for the Notes forthwith in making the relevant Loan Tranches to Funding 2 pursuant to the terms of the Global Intercompany Loan Agreement. Funding 2 undertakes that it will apply the proceeds of such Loan Tranches in accordance with Clause 4.1 (Purpose and application of a Loan Tranche) of the Global Intercompany Loan Agreement.

11.    INDEMNIFICATION

11.1   Issuer, Funding 2, Mortgages Trustee and NRPLC Indemnity

       Each of the Master Issuer, Funding 2, the Mortgages Trustee and NRPLC jointly and severally agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange

       Act (each an "Indemnified Person") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, including without limitation any such losses, claims, damages or liabilities arising under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Initial Preliminary Prospectus, the Revised Preliminary Prospectus, the Prospectus, the Issuer Information or any Issuer Free Writing Prospectus or any information provided by the Master Issuer or NRPLC to any holder or prospective purchaser of US Notes (or in any amendment thereof or supplement thereto) or the Investor Presentation (save in the case of the Mortgages Trustee, which gives no indemnity herein in relation to the Investor Presentation) or arise out of or are based upon the omission or alleged omission to state therein a material fact (excluding, in the case of the Initial Preliminary Prospectus, the pricing related information and information relating to an Issuer Swap Provider omitted therefrom and, in the case of the Revised Preliminary Prospectus, the pricing related information omitted therefrom) required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such Indemnified Person, as incurred, for any legal or other reasonable expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Master Issuer, Funding 2, the Mortgages Trustee and NRPLC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in (x) the Registration Statement, the Initial Preliminary Prospectus, the Revised Preliminary Prospectus (excluding, in the case of the Initial Preliminary Prospectus, the pricing related information and information relating to an Issuer Swap Provider omitted therefrom and, in the case of the Revised Preliminary Prospectus, the pricing related information omitted therefrom), the Prospectus, any Issuer Free Writing Prospectus or the Issuer Information (or any amendment thereof or supplement thereto) in reliance upon and in conformity with the Underwriter Information or (y) any Derived Information or the Bloomberg Submission unless such untrue statement or alleged untrue statement or omission or alleged omission made in any Derived Information or the Bloomberg Submission results from an error or omission in the Initial Preliminary Prospectus, the Revised Preliminary Prospectus, the Prospectus, the Issuer Information or the Investor Presentation. The Master Issuer, Funding 2, the Mortgages Trustee and NRPLC further agree to reimburse each Underwriter and each such controlling person for any legal and other expenses reasonably incurred by such Underwriter or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Master Issuer, Funding 2, the Mortgages Trustee and NRPLC may otherwise have to any Underwriter or any controlling person of any Underwriter.

       No Underwriter or controlling person of any Underwriter shall have any duty or obligation, whether as fiduciary for any Indemnified Person or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this Clause 11.1.

       The foregoing shall be subject to the following:

       (a) Any right which at any time the Mortgages Trustee has under the existing or future laws of Jersey whether by virtue of the droit de discussion or otherwise to require that recourse be had to the assets of any other person before any claim is enforced against such person in respect of the obligations hereby assumed by such person is hereby abandoned and waived.

       (b) The Mortgages Trustee undertakes that if at any time any person indemnified sues the Mortgages Trustee in respect of any such obligations and the person in respect of whose obligations the indemnity is given is not sued also, the Mortgages Trustee shall not claim that such person be made a party to the proceedings and each agrees to be bound by this indemnity whether or not it is made a party to legal proceedings for the recovery of the amount due or owing to the person indemnified, as aforesaid, by the person in respect of whose obligations the indemnity is given and whether the formalities required by any law of Jersey whether existing or future in regard to the rights or obligations of sureties shall or shall not have been observed.

       (c) Any right which the Mortgages Trustee may have under the existing or future laws of Jersey whether by virtue of the droit de division or otherwise to require that any liability under this indemnity be divided or apportioned with any other person or reduced in any manner whatsoever is hereby abandoned and waived.

11.2   Underwriters' Indemnity

       Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Master Issuer, Funding 2, the Mortgages Trustee and NRPLC, each of their directors and each of their officers who signs the Registration Statement, their employees and each person who controls the Master Issuer or NRPLC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Master Issuer to each Underwriter, but only with reference to (x) the Underwriter Information furnished to the Master Issuer, Funding 2, the Mortgages Trustee or NRPLC specifically for inclusion in the Registration Statement, the Initial Preliminary Prospectus, the Revised Preliminary Prospectus or the Prospectus (or in any amendment or supplement thereto) or (y) any Derived Information or the Bloomberg Submission; provided, however, that the indemnity with respect to clause (y) above shall not apply to any untrue statement or alleged untrue statement or omission or alleged omission made in any Derived Information or the Bloomberg Submission that results from an error or omission in the Initial Preliminary Prospectus, the Revised Preliminary Prospectus, the Prospectus or the Issuer Information. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

11.3   Proceedings

       Promptly after receipt by an indemnified party under this Clause 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Clause 11, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Clause 11.1 or 11.2 above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event relieve the indemnifying party from any obligation to any indemnified party other than the indemnification obligation provided in Clause 11.1 or 11.2 above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Clause 11 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that each Underwriter, the Underwriters as a group, or the Master Issuer, Funding 2, the Mortgages Trustee and NRPLC, as the case may be, shall have the right to employ separate counsel to represent such Underwriter and its controlling persons, the Underwriters and their respective controlling persons or the Master Issuer, Funding 2, the Mortgages Trustee and NRPLC and their respective controlling persons, as the case may be, who may be subject to liability arising out of any claim in respect of which indemnity may be sought by such indemnified parties under this Clause 11 if in the reasonable judgement of any Underwriter, the Underwriters acting together, or any of the Master Issuer, Funding 2, the Mortgages Trustee and NRPLC, as the case may be, it is advisable for such indemnified parties to be represented by separate counsel, and in that event the fees and expenses of such separate counsel (and local counsel) shall be paid by the indemnifying party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Clause 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless
       (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however that the indemnifying party shall not be liable for the expenses of more than one such separate counsel (and local counsel) representing the indemnified parties under Clause 11.1 or 11.2 hereof), (ii) the indemnifying party has authorized (acting reasonably) the employment of more than one such separate counsel (and local counsel) representing the employed counsel satisfactory to the indemnified party to represent the indemnified party, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Clause 11, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request and (ii) such indemnifying party shall not have either reimbursed the indemnified party in accordance with such request or objected to such request in writing prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and in respect of which indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

11.4   Contribution

       In the event that the indemnity provided in Clause 11.1 or 11.2 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Master Issuer, NRPLC, Funding 2, the Mortgages Trustee and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Master Issuer, NRPLC, Funding 2, the Mortgages Trustee and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Master Issuer, NRPLC, Funding 2, the Mortgages Trustee and the

       Underwriters from the offering of the US Notes. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Master Issuer, NRPLC, Funding 2, the Mortgages Trustee and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Master Issuer, NRPLC, Funding 2, the Mortgages Trustee and the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Master Issuer, Funding 2, the Mortgages Trustee and NRPLC shall be deemed to be equal to the Issue Price (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total Selling Commissions and the Management and Underwriting Commission, in each case as set forth in Clause 1.4. Relative fault shall be determined by reference to among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Master Issuer, Funding 2, the Mortgages Trustee or NRPLC on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Master Issuer, NRPLC, Funding 2, the Mortgages Trustee and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable consideration referred to above. Notwithstanding the provisions of this Clause 11.4, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Clause 11, each person who controls an Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Master Issuer, Funding 2, the Mortgages Trustee or NRPLC within the meaning of either the Securities Act or the Exchange Act, each officer of the Master Issuer who shall have signed the Registration Statement, each employee and each director of the Master Issuer, Funding 2, the Mortgages Trustee or NRPLC shall have the same rights to contribution as the Master Issuer, Funding 2, the Mortgages Trustee or NRPLC, as the case may be, subject in each case to the applicable terms and conditions of this Clause
       11.4. Notwithstanding the foregoing, in no case shall the Underwriter (except as may be provided in any agreement among Underwriters relating to the offering of the Notes) be responsible for any amount in excess of the Selling Commission or Management and Underwriting Commission applicable to the Notes purchased by such Underwriter hereunder.

12.    TERMINATION

12.1   Lead Underwriters' Ability to Terminate

       Notwithstanding any other provision of this Agreement, the Lead Underwriters on behalf of the Underwriters may, by notice to the Master Issuer given at any time after the execution and delivery of this Agreement and prior to the Closing Date, terminate this Agreement in any of the following circumstances:

       (a) if there shall have come to the notice of the Underwriters any breach of, or any event rendering untrue or incorrect in any material respect, any of the warranties and representations contained in Clauses 5, 6 or 7 (or any deemed repetition thereof) or failure to perform any of the Master Issuer's or NRPLC's covenants or agreements in this Agreement in any material respect; or

       (b) if any condition specified in Clause 9 has not been satisfied or waived by the Lead Underwriters on behalf of the Underwriters; or

       (c) if in the opinion of the Lead Underwriters, circumstances shall be such as: (i) to prevent or to a material extent restrict payment for the US Notes in the manner contemplated in this Agreement or (ii) to a material extent prevent or restrict settlement of transactions in the US Notes in the market or otherwise; or

       (d) if in the opinion of the Lead Underwriters, there shall have been (i) any change in national or international political, legal, tax or regulatory conditions or (ii) any calamity or emergency, which has in its view caused a substantial deterioration in the price and/or value of the US Notes; or

       (e)    upon termination of the Subscription Agreement; or

       (f) if (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Market or the over-the-counter market shall have been suspended or minimum prices shall have been established on such exchanges or such market; (ii) a banking moratorium shall have been declared by US federal or New York State or UK regulatory authorities; (iii) there shall have occurred any change or any development involving a prospective change, in or affecting particularly the business or properties of the Master Issuer, Funding 2, the Mortgages Trustee or NRPLC, which in the judgement of the Lead Underwriters materially impairs the investment quality of the US Notes or makes it impracticable or inadvisable to market the US Notes or (iv) if in the judgement of the Lead Underwriters, it otherwise becomes impracticable or inadvisable to proceed with the offering of the US Notes.

12.2   Consequences of Termination

       Upon such notice being given this Agreement shall terminate and be of no further effect and no party hereto shall be under any liability to any other in respect of this Agreement except that (a) the Master Issuer shall remain liable under Clause 10 for the payment of the costs and expenses already incurred or incurred in consequence of such termination and (b) (i) the indemnity agreement and contribution provisions set forth in Clause 11, (ii) the obligations of the Master Issuer and NRPLC and the representations and warranties of the Underwriters made in Clause 3.2(b) of this Agreement, which would have continued in accordance with Clause 13 had the arrangements for the underwriting and issue of the US Notes been completed, shall so continue.

13.    SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS

13.1 The representations, warranties, agreements, undertakings and indemnities in this Agreement will continue in full force and effect notwithstanding completion of the arrangements for the subscription and issue of the US Notes or any investigation made by or on behalf of any Underwriter or any controlling person or any of its representatives, directors, officers, agents or employees or any of them.

13.2 Save for their respective responsibilities to comply with the relevant representations set forth herein, neither the Master Issuer, Funding 2, the Mortgages Trustee nor NRPLC shall have any responsibility in respect of the legality of the Underwriters or other persons offering and selling the US Notes in any jurisdiction or in respect of the US Notes qualifying for sale in any jurisdiction.

14.    NOTICES

14.1 All communications pursuant to this Agreement will be in writing and will be delivered at or sent by facsimile transmission to the following addresses:

       (i)    if to the Master Issuer,

              Fifth Floor
              100 Wood Street
              London  EC2V 7EX
              Attention: The Company Secretary
              Facsimile: +44 (0) 20 7606 0643

              With a copy to:

              Northern Rock House
              Gosforth
              Newcastle upon Tyne  NE3 4PL
              Attention: Securitization, Risk Operations
              Facsimile: +44 (0) 191 279 4929

       (ii)   if to NRPLC,

              Northern Rock House
              Gosforth
              Newcastle upon Tyne
              NE3 4PL
              Attention: Securitization, Risk Operations
              Facsimile: +44 (0) 191 279 4929

       (iii) if to the Underwriters, to the Lead Underwriters on behalf of the Underwriters,

              Deutsche Bank Securities Inc.
              60 Wall Street
              New York, New York 10005
              Attention: ABS Syndicate
              Facsimile: +1 212 797 2031

              Lehman Brothers Inc.
              745 Seventh Avenue
              New York, New York  10019-6801
              Attention: Head of Structured Finance
              Facsimile: + 1 646 758 1024

              Merrill Lynch, Pierce, Fenner & Smith Incorporated
              4 World Financial Center
              New York, New York  10080
              Attention: Tom Saywell, Securitization
              Facsimile: +1 212 738 2700

       (iv)   if to Funding 2,

              Fifth Floor

              100 Wood Street
              London  EC2V 7EX
              Attention: The Company Secretary
              Facsimile: +44 (0) 20 7606 0643

       (v)    if to the Mortgages Trustee,

              22 Grenville Street
              St. Helier
              Jersey  JE4 8PX
              Attention: The Company Secretary
              Facsimile: +44 (0) 1534 609 333

14.2 Any communication so sent by letter shall take effect at the time of actual delivery to the addressee, and any communication so sent by facsimile transmission shall take effect upon acknowledgement of receipt by the recipient. Any communication to be delivered to any party under this Agreement which is to be sent by facsimile transmission will be written legal evidence.

14.3 The Mortgages Trustee agrees that the process by which any proceedings in England are begun may be secured on it by being delivered to Granite Finance Trustees Limited c/o Mourant & Co. Capital (SPV) Limited, 8th Floor, 68 King William Street, London EC4N 7DZ, or otherwise at the registered office of Mourant & Co. Capital (SPV) Limited, attn: The Company Secretary. If such person is not or ceases to be effectively appointed to accept service of process on the Mortgages Trustee's behalf the Mortgages Trustee shall, on the written demand of the Lead Underwriters, appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, the Lead Underwriters shall be entitled to appoint such a person by written notice to the Mortgages Trustee. Nothing in this sub-clause shall affect the right of the Lead Underwriters to serve process in any other manner permitted by law.

15.    TIME

       Time shall be of the essence of this Agreement.

16.    NON PETITION AND LIMITED RECOURSE

       Each of the Underwriters agrees with the Master Issuer, Funding 2 and the Mortgages Trustee, that it shall not, until the expiry of one year and one day after the payment of all sums outstanding and owing under the Notes (in respect of the Master Issuer) and until the expiry of one year and one day after the payment of all sums outstanding and owing under any Loan Tranche made to Funding 2 by the Master Issuer or any other company (in respect of the Mortgages Trustee) take any corporate action or other steps or legal proceedings for the winding-up, dissolution, arrangement, reconstruction or re-organization or for the appointment of a liquidator, receiver, manager, administrator, administrative receiver or similar officer of the Master Issuer, the Mortgages Trustee or Funding 2 or any, or all of, their respective assets or revenues.

       Each of the Underwriters agrees with the Mortgages Trustee that to the extent that any amounts due to such Underwriter from the Mortgages Trustee hereunder exceed the assets of the Mortgages Trustee (excluding, for the avoidance of doubt, the assets comprised in the Mortgages Trust) available to pay such amounts and any other amounts due to other creditors of the Mortgages Trustee then the claims of such Underwriter in relation to any such excess amounts shall be extinguished and shall not thereafter revive.

       To the extent permitted by law, no recourse under any obligation, covenant or agreement of any person contained in this Agreement shall be had against any shareholder, officer or director of the Master Issuer, Funding 2 or the Mortgages Trustee, by the enforcement of any assessment or by any legal proceedings, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of each of the Master Issuer, Funding 2 and the Mortgages Trustee expressed to be a party hereto and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of such person as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Master Issuer, Funding 2 or the Mortgages Trustee contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such person of any such obligations, covenants or agreements, either under any applicable law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by each person expressed to be a party hereto as a condition of and consideration for the execution of this Agreement.

17.    GOVERNING LAW AND JURISDICTION

17.1   Governing Law

       This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

17.2   Jurisdiction

       Each of the parties hereto irrevocably agrees that, except as otherwise set forth in this paragraph, any state or federal court sitting in the City of New York shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute arising out of or relating to this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts. Each of the Mortgages Trustee, Funding 2, the Master Issuer and NRPLC hereby appoints the CT Corporation System at 111 Eighth Avenue, New York, NY 10011, or, if otherwise, its principal place of business in the City of New York from time to time, as its agent for service of process and agrees that service of any process, summons, notice or document by hand delivery or registered mail upon such agent shall be effective service of process for any suit, action or proceeding brought in any such court. Each of the Mortgages Trustee, Funding 2, the Master Issuer and NRPLC irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the Mortgages Trustee, Funding 2, the Master Issuer and NRPLC agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon each of the Mortgages Trustee, Funding 2, the Master Issuer and NRPLC and may be enforced in any other court to whose jurisdiction each of the Mortgages Trustee, Funding 2, the Master Issuer and NRPLC is or may in the future be subject, by suit upon judgment. Each of the Mortgages Trustee, Funding 2, the Master Issuer and NRPLC further agrees that nothing herein shall affect the Underwriters' right to effect service of process in any other manner permitted by law or to bring a suit, action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

18.    COUNTERPARTS

       This Agreement may be executed in any number of counterparts (manually or by facsimile) all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

19.    AUTHORITY OF THE LEAD UNDERWRITERS

       Any action by the Underwriters hereunder may be taken by Deutsche Bank Securities Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives on behalf of the Underwriters, and any such action taken by Deutsche Bank Securities Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be binding upon the Underwriters.

20.    SUCCESSORS

       This Agreement shall inure to the benefit of and be binding upon each of the parties hereto, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of US Notes from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

IN WITNESS WHEREOF this Agreement has been entered on the date stated at the beginning.

GRANITE MASTER ISSUER PLC

By: /s/ Sharon Tyson
    ---------------------
        Sharon Tyson

Representing L.D.C. Securitisation Director No 1 Limited



NORTHERN ROCK PLC

By: /s/ C Jobe
    ---------------------
        C Jobe



GRANITE FINANCE FUNDING 2 LIMITED


By: /s/ Sharon Tyson
    ---------------------
        Sharon Tyson


GRANITE FINANCE TRUSTEES LIMITED

By: /s/ Simon Vardon
    ---------------------
        Simon Vardon
        Director


DEUTSCHE BANK SECURITIES INC.
For itself and on behalf of the several Underwriters listed in Schedule 1 hereto (other than Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated)


By: /s/ Nigel Cree
    ---------------------------
        Nigel W.H. Cree
        Managing Director/Debt Syndication
        Duetsche Bank Securities Inc


By: /s/ Mary Hardgrove
    ---------------------------
        Mary Hardgrove
        Director



LEHMAN BROTHERS INC.

By: /s/ John Dziadzio
    ---------------------------
        John Dziadzio



MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ Tom Saywell
    ---------------------------
        Tom Saywell
        Authorized Signatory

                                              SCHEDULE 1
-----------------------------------------------------------------------------------------------------
                                                    $650,000,000 of  $704,300,000 of   $1,130,000,000
                                                      Series 2006-4    Series 2006-4 of Series 2006-4
                                                     Class A1 Notes   Class A4 Notes   Class A6 Notes
-----------------------------------------------------------------------------------------------------
Deutsche Bank Securities Inc.                          $193,000,000     $212,100,000     $354,000,000
-----------------------------------------------------------------------------------------------------
Lehman Brothers Inc.                                   $193,000,000     $211,100,000     $353,000,000
-----------------------------------------------------------------------------------------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated     $194,000,000     $211,100,000     $353,000,000
-----------------------------------------------------------------------------------------------------
Barclays Capital Inc.                                   $14,000,000      $14,000,000      $14,000,000
-----------------------------------------------------------------------------------------------------
Citigroup Global Markets Limited                        $14,000,000      $14,000,000      $14,000,000
-----------------------------------------------------------------------------------------------------
J. P. Morgan Securities Inc.                            $14,000,000      $14,000,000      $14,000,000
-----------------------------------------------------------------------------------------------------
Morgan Stanley & Co. International Limited              $14,000,000      $14,000,000      $14,000,000
-----------------------------------------------------------------------------------------------------
UBS Securities LLC                                      $14,000,000      $14,000,000      $14,000,000
-----------------------------------------------------------------------------------------------------
Total                                                  $650,000,000     $704,300,000   $1,130,000,000
-----------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                                $60,600,000 of   $47,800,000 of        $10,000,000 of       $32,600,000 of       $15,000,000 of
                                 Series 2006-4    Series 2006-4   Series 2006-4 Class  Series 2006-4 Class  Series 2006-4 Class
                                Class B1 Notes   Class M1 Notes              M2 Notes             C1 Notes             C2 Notes
-------------------------------------------------------------------------------------------------------------------------------
Deutsche Bank Securities Inc.      $20,200,000      $16,000,000            $3,000,000          $10,200,000           $5,000,000
-------------------------------------------------------------------------------------------------------------------------------
Lehman Brothers Inc.               $20,200,000      $16,000,000            $3,000,000          $11,200,000           $5,000,000
-------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch, Pierce,
Fenner & SmithIncorporated         $20,200,000      $15,800,000            $4,000,000          $11,200,000           $5,000,000
-------------------------------------------------------------------------------------------------------------------------------
Total                              $60,600,000      $47,800,000           $10,000,000          $32,600,000          $15,000,000
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

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